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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12
IMAGISTICS INTERNATIONAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 27, 2002

Dear Fellow Stockholder:

We will hold our 2002 annual meeting of stockholders at 9:00 a.m. on Tuesday, May 14, 2002 at the Trumbull Marriott Hotel, 180 Hawley Lane, Trumbull, Connecticut.

The Notice of Annual Meeting, Proxy Statement and proxy card accompanying this letter describe in detail the matters to be acted upon at the meeting.

It is important that your shares be represented at the meeting. Whether or not you plan to attend, please sign, date and return your proxy card in the enclosed envelope as soon as possible. Stockholders of record also have the option of voting by telephone or internet, as described on the proxy card.

We look forward to seeing you at the meeting.

Sincerely yours,

Marc C. Breslawsky
Chairman and Chief Executive Officer

IMAGISTICS INTERNATIONAL INC.

NOTICE OF ANNUAL MEETING

The annual meeting of stockholders of Imagistics International Inc. will be held on May 14, 2002, at 9:00 a.m. at the Trumbull Marriott Hotel, 180 Hawley Lane, Trumbull, Connecticut.

The items of business at the annual meeting are:

  1.
  Election of three directors.

  2.
  Approval of the 2001 Stock Plan.

  3.
  Approval of the Key Employee Incentive Plan.

  4.
  Approval of the Employee Stock Purchase Plan.

  5.
  Appointment of independent accountants for 2002.

  6.
  Such other matters as may properly come before the meeting, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting.

March 15, 2002 is the record date for the meeting.

This Proxy Statement and accompanying proxy card are being distributed on or about March 28, 2002.

Mark S. Flynn
Secretary

IMAGISTICS INTERNATIONAL INC.
100 Oakview Drive
Trumbull, CT 06611
PROXY STATEMENT

The Annual Meeting and Voting

Our Board of Directors is soliciting proxies to be used at the annual meeting of stockholders to be held on May 14, 2002, or at any adjournment of the meeting. This proxy statement contains information about the items being voted on at the annual meeting.

Who is entitled to vote?

Record stockholders of Imagistics common stock at the close of business on March 15, 2002 (the record date) can vote at the meeting. As of the record date, 19,798,486 shares of Imagistics common stock were issued and outstanding. Each stockholder has one vote for each share of common stock owned as of the record date.

How do I vote?

You may choose one of three methods. You may vote on-line via the Internet. If you have access to the internet, we encourage you to vote at the following Web address: www.eproxyvote.com/IGI. You may instead vote by telephone (1-877-779-8683) or by completing and mailing the enclosed proxy card.

May I change my vote?

You may revoke your proxy at any time before it is voted at the meeting in several ways. You may send in a revised proxy dated later than the first; or you may vote in person at the meeting; or you may notify our Secretary in writing prior to the meeting that you have revoked your proxy.

What constitutes a quorum?

A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum. If you vote by computer, telephone or proxy card, you will be considered part of the quorum. Abstentions, broker non-votes and votes withheld from director nominees are included in the count to determine a quorum. If a quorum is present, director candidates receiving a majority of the votes will be elected. Proposals 2, 3, 4 and 5 will be approved if a quorum is present and a majority of the votes cast by the stockholders are voted in favor.

What is the effect of broker non-votes?

Under New York Stock Exchange rules, if your broker holds your shares in its "street" name, the broker may vote your shares on the agenda items even if it does not receive instructions from you. If your broker does not vote on one or more agenda items, the broker non-votes would not be counted either for or against these items, and would therefore have no effect.

How do employees with shares in the 401(k) plan vote by proxy?

If you are a stockholder of record and participate in the company's employee 401(k) plan, you will receive a proxy card with instructions on the different ways available to you to vote your shares. Shares held in the company's 401(k) plan are voted by the plan trustee in accordance with voting instructions received from plan participants using the enclosed proxy card. The plan authorizes our employee benefits committee to direct the trustee to vote shares for which no instructions are received.

Who will count the votes?

EquiServe Trust Company, N.A. will tabulate the votes and act as Inspector of Election.

Stockholder proposals for 2003 annual meeting

If a stockholder wants to submit a proposal for inclusion in the company's proxy material for the 2003 annual meeting, it must be received by our Secretary by November 28, 2002. Also, under our By-laws, a stockholder can present other business at an annual meeting, including the nomination of candidates for director, only if written notice of the business or candidates is received by our Secretary between February 11, 2003 and March 14, 2003. There are other procedural requirements in the By-laws pertaining to stockholder proposals and director nominations. Any stockholder may obtain a copy of the By-laws without charge by writing to our Secretary.

Which stockholders own at least 5% of Imagistics?

The only persons or groups known to the company to be beneficial owners of more than five percent of the company's common stock are reflected in the chart below. The following information is based solely upon Schedules 13G respectively filed with the Securities and Exchange Commission by the entities shown as of the respective dates appearing below.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class
Neuberger Berman, Inc.	1,678,129(a)	8.5%
605 Third Avenue New York, NY 10158
Gotham Capital V, LLC	1,400,000(b)	7.1%
520 Madison Avenue, 32nd Floor New York, NY 10022
Capital Research and Management Company	1,229,380(c)	6.2%
333 South Hope Street Los Angeles, CA 90071

(a)
As of December 31, 2001, Neuberger Berman, Inc., together with various affiliates, had sole investment power as to such shares. Neuberger Berman, Inc. disclaims beneficial ownership of 164,756 of such shares, which are owned by employees of affiliates of Neuberger Berman, Inc. In addition, as to 1,214,885 of such shares, Neuberger Berman, Inc. had sole voting power. Additional information may be obtained from the Schedule 13G filed by Neuberger Berman, Inc. and certain of its affiliates on February 12, 2002.

(b)
Based upon information provided in a Schedule 13G Amendment No. 1 filed by Gotham Capital V, LLC on February 14, 2002.

(c)
As of December 31, 2001, Capital Research and Management Company, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, had sole investment power and no voting power with respect to such shares.

How much stock is owned by directors and executive officers?

The following table shows beneficial ownership of Imagistics common stock by directors and executive officers as of March 15, 2002. The five named executive officers are the Chief Executive Officer and the four officers who were the highest paid in 2001.

Name of Beneficial Owner	Shares Deemed to be Beneficially Owned (a)(b)		Options Exercisable Within 60 Days (c)	Percent of Class
Marc C. Breslawsky	223,969		56,538	1.4%
Thelma R. Albright	2,000		—	*
Michael J. Critelli	24,002		—	*
T. Kevin Dunnigan	2,000		—	*
Ira D. Hall	2,000		—	*
Craig R. Smith	2,000		—	*
James A. Thomas	2,000		—	*
Chris C. Dewart	7,030		1,225	*
Nathaniel M. Gifford	7,009		2,793	*
Joseph W. Higgins	7,143		1,875	*
Joseph D. Skrzypczak	64,129		—	*
All executive officers and directors as a group (14)	364,282	(d)	63,028	2.2%
*
Less than one percent of the class

(a)
The holdings shown for Ms. Albright and Messrs. Critelli, Dunnigan, Hall, Smith and Thomas include 2,000 shares of restricted common stock. The holdings shown for Messrs. Breslawsky, Dewart, Gifford, Higgins, and Skrzypczak include 213,000, 7,000, 7,000, 7,000 and 61,000 shares of restricted common stock, respectively. The holdings shown for Mr. Critelli also include 2,084 shares held by his spouse and 222 shares held by his children.

(b)
Includes shares that are held indirectly through the Imagistics 401(k) Plan and the Pitney Bowes 401(k) Plus Plan.

(c)
The director or executive officer has the right to acquire beneficial ownership of this number of shares within 60 days of the record date for the annual meeting (March 15, 2002) by exercising outstanding stock options.

(d)
Includes 328,000 shares of restricted common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and persons who are considered "officers" of the company for purposes of Section 16(a) of the Securities Exchange Act of 1934 and greater than ten percent stockholders (referred to as reporting persons) are required to file reports with the Securities and Exchange Commission showing their holdings of and transactions in the company's securities. It is generally the practice of the company to file the forms on behalf of its reporting persons who are directors or officers. The company believes that all such forms have been timely filed for 2001, except that each of our pre-spin off directors and executive officers and Pitney Bowes Inc., as our sole stockholder, failed to file Form 3 on a timely basis upon the effectiveness of our registration statement on Form 10 prior to the spin-off from Pitney Bowes.

Stock Performance Graph

Since the spin-off of Imagistics from Pitney Bowes did not occur until less than 30 days before the end of our 2001 fiscal year, in accordance with applicable SEC rules we are not including a stock performance graph in this proxy statement. A stock performance graph will appear in the proxy statement for the 2003 annual meeting.

Proposal 1:

Election of Directors

The board of directors has seven members. The board is divided into three classes whose terms of office end in successive years.

Mr. Breslawsky and Mr. Critelli were elected immediately prior to the spin-off in December 2001 to terms expiring in 2002. Ms. Albright and Mr. Hall were elected immediately prior to the spin-off to terms expiring in 2003. Mr. Dunnigan and Mr. Thomas were elected immediately prior to the spin-off to terms expiring in 2004. In January 2002, the Governance Committee (then consisting of three non-employee directors) recommended, and the board approved, increasing the number of directors by one, to a total of seven, and electing Craig R. Smith to the Board. In compliance with the requirement contained in the company's Certificate of Incorporation and in its By-laws that the classes of directors be as near to equal in number as possible, Mr. Smith was elected to the class of directors whose terms expire in 2002.

Amy C. Corn and Michael Monahan, who served as directors in 2001, resigned immediately prior to the spin-off.

The Governance Committee recommended to the board of directors, and the board approved, the nomination of Mr. Breslawsky, Mr. Critelli and Mr. Smith for election at this meeting to three-year terms expiring at the 2005 annual meeting.

Information about each nominee for director and each incumbent director, including the nominee's or incumbent's age, is set forth below. Unless otherwise indicated, each nominee or incumbent has held his or her present position for at least five years.

Should you choose not to vote for a nominee, you may list on the proxy the name of the nominee for whom you choose not to vote and mark your proxy under Proposal No. 1 for all other nominees, or vote your shares by telephone or computer as described on the proxy voting instruction card. Should any nominee become unable to accept nomination or election as a director (which is not now anticipated), the persons named in the enclosed proxy will vote for a substitute nominee as may be selected by the board of directors, unless the size of the board is reduced.

NOMINEES FOR ELECTION TO TERMS EXPIRING AT
THE 2005 ANNUAL MEETING

Name	Age	Year First Became Director	Principal Occupation During the Past Five Years
Marc C. Breslawsky	59	2001
			Chairman and Chief Executive Officer of Imagistics since January 2001. In connection with the spin-off, Mr. Breslawsky was elected to our board of directors as Chairman. From 1996 to 2001, President and Chief Operating Officer of Pitney Bowes. From 1994 to 1996, Vice Chairman of Pitney Bowes. Mr. Breslawsky is a director of C. R. Bard, Inc., The Pittston Company, Cytyc Corporation, and United Illuminating Company. Until May 14, 2001, Mr. Breslawsky was also a director of Pitney Bowes.
Michael J. Critelli.	53	2001
			Chairman and Chief Executive Officer of Pitney Bowes since 1997. Vice Chairman and Chief Executive Officer of Pitney Bowes from 1996-1997, and Vice Chairman of Pitney Bowes from 1994-1996. Director of Pitney Bowes since 1994. Mr. Critelli is also a director of Eaton Corporation.
Craig R. Smith	50	2002
			President and Chief Operating Officer of Owens & Minor, Inc. Mr. Smith joined Owens & Minor in 1989 and served as Executive Vice President and Chief Operating Officer from 1995 until his promotion to President and Chief Operating Officer in 1999.

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE AT
THE 2004 ANNUAL MEETING

Name	Age	Year First Became Director	Principal Occupation During the Past Five Years
Thelma R. Albright	55	2001
			President of the Carter Products Division of Carter-Wallace, Inc. from 1995 until her retirement in 2001. Formerly Executive Vice President of Marketing for the Carter Products Division of Carter-Wallace, Inc. from 1992-93. Mrs. Albright has held a variety of marketing and management positions for companies such as The Procter & Gamble Company, Cheesebrough-Pond's, Inc., Richardson-Merrell, Inc., Marketing Corporation of America and Revlon, Inc. Mrs. Albright is a director of United Illuminating Company.
Ira D. Hall.	57	2001
			Treasurer of Texaco Inc. and head of Texaco Inc.'s Finance Department until his retirement in 2001. Previously, Mr. Hall was General Manager of Alliance Management of Texaco Inc. Prior to joining Texaco Inc. in 1998, Mr. Hall held positions with IBM Corporation and was a Senior Vice President of the investment banking firm of L.F. Rothschild, Unterberg, Towbin, Inc. Mr. Hall is a director of American Express Funds, Reynolds & Reynolds Company, The Williams Companies, Inc., TECO Energy, Inc. and the Jackie Robinson Foundation and is a member of the Executive Committee of Publishers Clearing House.

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE AT
THE 2003 ANNUAL MEETING

Name	Age	Year First Became Director	Principal Occupation During the Past Five Years
T. Kevin Dunnigan.	64	2001
			Chairman of the board of directors, President and Chief Executive Officer of Thomas & Betts Corporation. Mr. Dunnigan began his career with Thomas & Betts in 1962 and became President and Chief Operating Officer of the parent company in 1980. He was named Chief Executive Officer in 1985. In 1992, Mr. Dunnigan was elected Chairman of the board of directors of Thomas & Betts. In 1996, he retired from active management. Mr. Dunnigan returned to active management in 2000. Mr. Dunnigan is also a director of C.R. Bard, Inc., Pro Mach, Inc. and the John Deere Company.
James A. Thomas	63	2001
			Associate Dean of Yale Law School, a position he has held since 1970. Mr. Thomas also held the position of Master of Saybrook College, Yale University from 1990 to 1996. Prior to his employment at Yale, Mr. Thomas served as Assistant Counsel for the Subcommittee on Administrative Practice & Procedures, U.S. Senate Judiciary Committee, as a Liaison Officer for the Equal Employment Opportunity Commission and an attorney with the U.S. Department of Justice. Mr. Thomas is also the Chairman of the board of trustees of Peoples Bank Holding Company and a director of Peoples Bank, Sea Research Foundation, Inc., Yale-New Haven Hospital and United Illuminating Company.

The board of directors recommends that stockholders vote FOR the nominees described in proposal 1.

Committees of the Board of Directors

The board did not meet following the spin-off in December 2001 and acted once by unanimous written consent. Each director attended at least 75 percent of the total number of board meetings and meetings held by the board committees on which he or she served during 2001.

Members of the board serve on one or more of the three committees described below. Directors who are also employees of the company do not serve on board committees.

The Audit Committee was appointed effective December 2001 and did not meet in 2001. The audit committee will monitor our financial reporting standards and practices and our internal financial controls to ensure compliance with the policies and objectives established by the board of directors. The committee will recommend to the board for stockholder approval an independent accounting firm to conduct the annual audit, and will discuss with our independent accountants the scope of their examinations, with particular attention to areas where either the committee or the independent accountants believe special emphasis should be directed. The committee will review the quarterly and annual financial statements and the annual independent accountants' report, invite the accountants' recommendations on internal controls and on other matters, and review the evaluation given and corrective action taken by management. It will review the independence of the accountants and their fees. It also will review our internal accounting controls and the scope and results of our internal auditing activities, and will submit reports and proposals on these matters to the board. Members are Ira D. Hall (Chair), Thelma R. Albright, Craig R. Smith and James A. Thomas.

The Executive Compensation and Development Committee was appointed effective December 2001 and did not meet in 2001. The executive compensation and development committee will oversee our executive compensation program, including establishing our executive compensation policies and annually reviewing all components of compensation to ensure that our objectives are appropriately achieved. The committee is also responsible for certain administrative aspects of our compensation plans and stock plans, and approves or recommends changes in these plans. It also approves performance targets and grants under our incentive plans and our stock plan. The committee will also review officers' potential for growth, and, with the chief executive officer, will be responsible for succession planning and ensuring management continuity. Members are T. Kevin Dunnigan (Chair), Thelma R. Albright, and Ira D. Hall.

The Governance Committee was appointed effective December 2001 and did not meet in 2001. The governance committee will recommend nominees for election to the board of directors and recommend membership and duties of the board committees. The committee will also review and evaluate the effectiveness of corporate administration and our governing documents, and will review and monitor our programs and policies relating to directors. Members are James A. Thomas (Chair), Michael J. Critelli, T. Kevin Dunnigan, and Craig R. Smith.

Directors' Compensation

Directors' Fees.    Each director who is not also our employee receives an annual retainer of $24,000 per year plus a fee of $1,000 for each board and committee meeting attended. Committee chairs also receive an additional $500 for each committee meeting that they chair. Directors who are our employees receive no additional compensation for serving as a director. All directors are reimbursed for their out-of-pocket expenses incurred in attending board and committee meetings.

Directors' Stock Plan.    Under the Directors' Stock Plan, each of our non-employee directors received an award of 2,000 shares of our restricted stock on the date of their initial election to the board and will receive awards of 2,000 restricted shares on the date of each annual meeting. Each restricted stock award will vest in three equal annual installments commencing on the first anniversary of the award date. The restricted stock carries full voting and dividend rights but may not be assigned or transferred prior to vesting, except by will or the laws of descent and distribution.

In December 2001, in connection with the spin-off, an aggregate of 10,000 restricted shares were awarded, with each of the five non-employee directors then serving receiving 2,000 shares of restricted common stock. In January 2002, upon the effective date of his election to the board of directors, Mr. Smith received a grant of 2,000 shares of restricted stock.

Executive Officer Compensation

The Executive Compensation and Development Committee, which is composed of three independent (non-employee) directors, oversees the company's executive compensation programs and establishes its executive compensation policies. The committee approves the total compensation opportunities for the Chief Executive Officer and the other executive officers, including the approval of the measures, goals and payout matrices under the company's incentive plans. The committee reports on executive compensation to the full board of directors. (See "Report on Executive Compensation" below.)

The following table (Table I) shows all compensation paid or granted, during or with respect to the 2001 fiscal year, the 2000 fiscal year, and to the extent required by SEC rules, the 1999 fiscal year, to the chief executive officer and to the four other highest paid executive officers for services rendered to the company and its subsidiaries during 2001. (Persons in this group are referred to herein individually as a "named executive officer" and collectively as the "named executive officers," and, unless otherwise noted, the titles listed are the titles held as of the end of the 2001 fiscal year.) Base salary paid in 2001 includes amounts paid by Imagistics and amounts paid prior to the spin-off by Pitney Bowes. All amounts for 2000 and 1999 reflect payments or grants made by Pitney Bowes.

TABLE I
SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Comp.	Stock Options/ SARs (#)	Long-term Incentive Plan Payouts ($)		All Other Comp. ($)(a)
Marc C. Breslawsky	2001	$825,000	$748,890	(b)	77,809	$1,215,278	(c)	$43,321
Chairman and Chief	2000	820,417	525,000	(b)	375,000	806,250		87,300
Executive Officer	1999	766,250	766,300	(b)	125,000	1,086,300		78,900
Joseph D. Skrzypczak (d)	2001	355,542	320,270	(b)	0	—		7,729
Chief Financial Officer	2000	—	—	—	—	—		—
Nathaniel M. Gifford	2001	198,708	129,870	(b)	3,766	—		8,500
Vice President, Product	2000	161,270	54,000	(b)	13,200	—		8,226
Development and Marketing
Joseph W. Higgins	2001	173,650	83,500	(b)	2,716	—		8,500
Vice President, National Sales	2000	168,900	68,407	(b)	12,000	110,249		9,873
Chris C. Dewart Vice President, Commercial Sales	2001 2000	153,717 130,358	83,530 52,795	(b) (b)	1,953 12,000	— —		8,493 6,400

(a)
Amounts shown for 2001 include, for Mr. Breslawsky, contributions to the Pitney Bowes 401(k) Plan (a tax qualified plan under Internal Revenue Code section 401(k)) ($8,670) and the Pitney Bowes Restoration Plan (a non-qualified deferred compensation matching program) ($18,624), and an allowance for financial counseling, including income taxes payable with respect to such allowance ($16,027). The amounts shown for Messrs. Skrzypczak, Gifford, Higgins and Dewart include contributions to the Pitney Bowes 401(k) Plan (a tax qualified plan under Internal Revenue Code section 401(k)) ($0, $2,115, $2,638 and $0, respectively), the Pitney Bowes Restoration Plan (a non-qualified deferred compensation matching program) ($1,609, $0, $1,500 and $1,133, respectively), and the Imagistics 401(k) Plan (a tax qualified plan under Internal Revenue Code section 401(k)) ($6,120, $6,385, $4,362 and $7,360, respectively).
(b)
The amount of perquisites and other personal benefits is less than the lesser of $50,000 or 10% of the total salary and bonus reported.
(c)
The value shown for 2001 is the value of the payout by Pitney Bowes of cash incentive units (CIUs) granted during 1999. The payout was based on the magnitude of achievement against financial performance criteria over a three year period ended December 31, 2001. Outstanding Pitney Bowes CIUs were paid on a prorated basis based on service time with Pitney Bowes.
(d)
Mr. Skrzypczak began employment with Pitney Bowes on January 16, 2001.

Shown in Table II below is information regarding options granted by Imagistics in 2001 to the named executive officers.

TABLE II
STOCK OPTION GRANTS IN 2001

						Net Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(d)
	Number of Securities Underlying Options Granted(a)	% of Total Options Granted to Employees in Fiscal Period(b)
Name			Exercise Price($)(c)	Market Price on Date of Grant	Expiration Date
						0%($)	5%($)	10%($)
Marc C. Breslawsky	130	0.1%	$18.6162	$11.75	2/7/09	$0	$0	$610
	188	0.1	12.8356	11.75	2/8/08	0	574	1,570
	290	0.2	8.3033	11.75	2/9/07	1,000	1,981	3,180
	346	0.2	6.9666	11.75	2/11/06	1,655	2,579	3,653
	551	0.3	4.7536	11.75	2/12/05	3,855	4,948	6,162
	179	0.1	13.4638	11.75	2/13/10	0	728	2,186
	491	0.3	5.6211	11.75	6/12/04	3,009	3,766	4,580
	1,063	0.7	6.0018	11.75	6/13/03	6,110	7,076	8,066
	615	0.4	7.8352	11.75	10/19/10	2,408	6,327	12,030
	10,509	6.5	18.6162	11.75	2/7/09	0	0	49,302
	10,026	6.2	12.8356	11.75	2/8/08	0	30,622	83,749
	9,072	5.6	8.3033	11.75	2/9/07	31,268	61,980	99,468
	3,059	1.9	6.9666	11.75	2/11/06	14,632	22,795	32,298
	2,113	1.3	4.7536	11.75	2/12/05	14,783	18,975	23,629
	10,460	6.4	13.4638	11.75	2/13/10	0	42,560	127,767
	1,703	0.6	6.887	11.75	5/12/06	8,282	13,123	18,826
	1,413	0.9	4.3553	11.75	6/7/02	10,449	10,867	11,275
	683	0.4	5.6211	11.75	6/12/04	4,186	5,239	6,371
	20,662	12.7	7.8352	11.75	10/19/10	80,888	212,580	404,176
	4,256	2.6	4.5146	11.75	12/11/04	30,794	38,746	47,503
Joseph D. Skrzypczak	—	—	—	—	—	—	—	—
Nathaniel M. Gifford	452	0.3	18.6162	11.75	2/7/09	$0	$0	$2,121
	46	0.1	18.6162	11.75	2/7/09	0	0	216
	452	0.3	12.8356	11.75	2/8/08	0	1,381	3,776
	93	0.1	12.8356	11.75	2/8/08	0	284	777
	307	0.2	8.3033	11.75	2/9/07	1,058	2,097	3,366
	90	0.1	8.3033	11.75	2/9/07	310	615	987
	213	0.1	6.9666	11.75	2/11/06	1,019	1,587	2,249
	43	0.1	9.9003	11.75	2/11/11	80	366	788
	128	0.1	9.9003	11.75	2/11/11	237	1,089	2,346
	213	0.1	4.7536	11.75	2/12/05	1,490	1,913	2,382
	443	0.3	13.4638	11.75	2/13/10	0	1,803	5,411
	101	0.1	13.4638	11.75	2/13/10	0	411	1,234
	188	0.1	4.3553	11.75	6/7/02	1,390	1,446	1,500
	171	0.1	5.6211	11.75	6/12/04	1,048	1,312	1,595
	145	0.1	6.0018	11.75	6/13/03	833	965	1,100
	681	0.4	7.8352	11.75	10/19/10	2,666	7,006	13,321
Joseph W. Higgins	452	0.3	18.6162	11.75	2/7/09	$0	$0	$2,121
	38	0.1	12.8356	11.75	2/8/02	0	0	0
	426	0.3	12.8356	11.75	2/8/02	0	0	0
	307	0.2	8.3033	11.75	2/9/07	1,058	2,097	3,366
	213	0.1	6.9666	11.75	2/11/06	1,019	1,587	2,249
	121	0.1	13.4638	11.75	2/13/04	0	0	124
	341	0.2	13.4638	11.75	2/13/10	0	1,387	4,165
	137	0.1	6.0018	11.75	6/13/03	788	912	1,040
	681	0.4	7.8352	11.75	10/19/10	2,666	7,006	13,321

Chris C. Dewart	452	0.3	18.6162	11.75	2/7/09	$0	$0	$2,121
	256	0.2	12.8356	11.75	2/8/08	0	782	2,138
	69	0.1	9.9003	11.75	2/11/11	128	587	1,265
	341	0.2	13.4638	11.75	2/13/10	0	1,387	4,165
	154	0.1	15.0487	11.75	9/13/08	0	202	1,137
	681	0.4	7.8352	11.75	10/19/10	2,666	7,006	13,321

(a)
Each of these options were granted on December 3, 2001 as adjustment options in connection with the spin-off so that each employee's Pitney Bowes options, when combined with the grant of Imagistics adjustment options, would have the same intrinsic value after the spin-off as they did before the spin-off. Similar grants were made to all Pitney Bowes optionholders who became employees of Imagistics following the spin-off.

(b)
Options to purchase a total of 162,368 shares of Imagistics common stock were granted to employees in 2001.

(c)
The exercise price for each adjustment option is derived from the market price of a share of Pitney Bowes common stock on the original date of grant of the Pitney Bowes option to which it relates. The fair market value of Imagistics common stock on the date of grant was $11.75. The vesting schedule and expiration date of these options mirror the original vesting schedule and expiration date of the Pitney Bowes options from which they were derived.

(d)
The 0, 5 and 10 percent growth rates, which are specified by the Securities and Exchange Commission, illustrate that the potential future value of the options to the named executive officers is linked directly to the future growth of the price of the company's common stock. The 0, 5 and 10 percent growth rates are intended for illustration only and are not intended to be predictive of future growth; the actual value, if any, that may be realized by any named executive officer will depend on the market price of the common stock on the date of exercise.

Shown in Table III below is information regarding the total outstanding Imagistics options held by the named executive officers as of December 31, 2001. No options to purchase Imagistics common stock were exercised in 2001 by the named executive officers.

TABLE III
OPTIONS EXERCISED IN 2001 AND 2001 YEAR-END OPTION VALUES

	Number of Unexercised Options at Fiscal Year-End #		Value of Unexercised In- The-Money Options at Fiscal Year-End($)(a)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Marc C. Breslawsky	49,359	28,450	$161,089	$80,020
Joseph D. Skrzypczak	0	0	—	—
Nathaniel M. Gifford	2,321	1,445	7,945	3,493
Joseph W. Higgins	1,536	1,180	3,259	3,075
Chris C. Dewart	825	1,128	0	3,244

(a)
These values are based on $12.35 per share, the market price of a share of common stock as of December 31, 2001, net of exercise prices, which range from $4.3553 to $18.6162 per share. In all cases, the options were derived from a Pitney Bowes stock option which had an exercise price equal to the market price of a share at the original date of grant.

Long-Term Incentive Grants. Imagistics made no grants in 2001 under its Key Employee Incentive Plan.

Executive Contracts and Severance
and Change of Control Arrangements

In January 2002, we entered into a three-year employment agreement with Marc C. Breslawsky pursuant to which Mr. Breslawsky serves as our Chief Executive Officer. Mr. Breslawsky's agreement provides for an annual base salary of $825,000, and an annual incentive award target of 70% of his base salary and a maximum opportunity of 130% of base salary based upon the achievement of certain performance targets. Mr. Breslawsky's agreement also provides for a target award of $625,000 and a maximum incentive award opportunity of $1,250,000 under the Imagistics Key Employee Incentive Plan (KEIP) if Imagistics meets certain performance targets for multi-year cycles. Mr. Breslawsky is also party to a separation agreement with Pitney Bowes under which, upon termination of his Pitney Bowes employment in connection with the spin-off, he received a severance benefit from Pitney Bowes of $2,805,000 and payment of his outstanding cash incentive awards under the Pitney Bowes Key Employee Incentive Award Plan, prorated for his period of actual service in the relevant award cycle. Mr. Breslawsky is also entitled to certain perquisites from Pitney Bowes for a limited duration following his separation from Pitney Bowes.

In January 2002, we entered into a three-year employment agreement with Joseph D. Skrzypczak pursuant to which Mr. Skrzypczak serves as our Chief Financial Officer. Mr. Skrzypczak's agreement provides for an annual base salary of $371,000 and an incentive award target opportunity of 55% of his annual base salary and a maximum annual incentive award opportunity of 110% of his annual base salary, subject to individual performance and achievement of certain annual performance targets. Mr. Skrzypczak's agreement also provides for a target award opportunity of $260,000 and a maximum award opportunity of $520,000 under the Imagistics KEIP, subject to achievement of certain performance targets for multi-year cycles. Mr. Skrzypczak was previously employed by Pitney Bowes from 1981 to 1994.

Messrs. Breslawsky and Skrzypczak's employment agreements replaced letter agreements that were entered into with Pitney Bowes prior to the spin-off. The employment agreements contain substantially identical economic terms to the letter agreements, except that Mr. Breslawsky's employment agreement provides for target annual incentive and KEIP awards at levels that constituted minimum awards under his original letter agreement.

In January 2002, we also entered into three-year employment agreements with Nathaniel M. Gifford, Chris C. Dewart, and Joseph W. Higgins. These agreements provide for an annual base salary of $225,000, $175,000, and $175,000 respectively, and an incentive award target opportunity of 35% of annual base salary and a maximum annual incentive award opportunity of 70% of annual base salary, subject to individual performance and achievement of certain annual performance targets. These agreements also provide for grants at the discretion of our board of directors under the Imagistics KEIP, subject to achievement of certain performance targets for multi-year cycles.

Each of the employment agreements described above also provide for severance benefits if the executive is terminated without cause or terminates his employment for good reason (as defined in the agreements). These benefits consist of: (i) continuation of base salary for a 12-month period (24 months in the case of Mr. Breslawsky), plus payment of the target annual bonus pro-rated for the portion of the current year during which he was actively employed (or a 24 month-period in the case of Mr. Breslawsky); (ii) the right to exercise each outstanding stock option for the ninety day period following the date of termination to the extent that the options would be, or become, vested and exercisable during the period; (iii) payment of certain restricted stock that would have vested within the ninety (90) day period following the date of termination; and (iv) the continuation for the 12-month period (24 months in the case of Mr. Breslawsky) of his savings, welfare and fringe benefit programs. In the event that termination takes place without cause or for good reason within two years following a change in control, the executive would instead be entitled to: (i) a lump sum amount equal to two times his annualized base salary (2.99 times in the case of Mr. Breslawsky), plus two times his full maximum annual bonus for the year in which the date of termination occurs (2.99 times in the case of Mr. Breslawsky); (ii) immediate vesting in, and the right to exercise, each outstanding stock option for the two-year period following the date of termination (2.99 years in the case of Mr. Breslawsky); (iii) immediate vesting and payment of certain restricted stock as of the date of termination; (iv) the continuation for a two-year period of his savings, welfare and fringe benefit programs (2.99 years in the case of Mr. Breslawsky); and (v) immediate vesting in any deferred compensation plans.

Report on Executive Compensation

Introduction

The Executive Compensation and Development Committee (the "Committee"), consisting of three independent directors, is responsible for the company's executive compensation policies and programs. The Committee approves the total compensation opportunities for the chief executive officer and other key executives, including each of the named executive officers. For each of these key executives, the Committee approves annual base salary and the annual and long-term incentive award opportunities, including the applicable measures, goals, payout matrices and actual payouts under the Incentive Plan. Awards under the Incentive Plan may also be made to other employees determined by the Committee to be key employees. The Committee also awards restricted stock and stock option grants.

The four main objectives of the executive compensation program are:

(1)
To align compensation opportunities with stockholder interests;

(2)
To provide compensation that is competitive when compared to various markets in which the company competes for executive talent;

(3)
To divide total compensation between annual and long-term components with a significant long-term performance related component; and

(4)
To place a significant portion of compensation at risk subject to performance against objectives.

The Committee will recognize: individual performance and the performance of the company in addressing immediate financial and operational challenges; the company's performance relative to the performance of other companies of comparable size, complexity and quality; and performance that supports both the short-term and long-term goals of the company. The Committee believes that the executive compensation program includes elements that, taken together, constitute an appropriate method of establishing total compensation for senior management given the circumstances applicable to the company.

Annual Compensation

Base Salary.    In general, the company intends to align base pay for executives with the competitive market median for base pay. The pay review will consider level of experience, individual performance compared with annually established financial and non-financial unit and individual objectives, and competitive market salary rates for similar positions.

Annual Incentive Compensation ("Annual Incentives").    All key executives and other key employees will be eligible for Annual Incentives for achieving challenging financial, leadership and operational objectives that will be established at the beginning of each year. Annual Incentives will be expressed as a percentage of base salary ranging from 0% to a pre-established maximum target award. Less than the target award is paid for performance falling between a threshold performance level and the target. The target award is paid for meeting the pre-established objectives and the maximum award is paid for exceptional performance. Except as provided by contract, no amount is paid for performance that falls below threshold expectations. To determine Annual Incentive awards, the Committee will perform a detailed review of the company's, business unit's and the individual executive's performance for the year against objectives established at the beginning of the fiscal year.

Long-Term Incentives

The company intends to utilize two principal types of long-term incentives: Cash Incentive Units ("CIUs") and stock awards. Stock awards may be in the form of stock options or restricted stock. The Committee will use these performance-driven components to link executive compensation to longer term internal company performance and to external market performance of the company's stock price.

Cash Incentive Units.    CIUs will be granted only to key executives. Their value will be based on the achievement of pre-established financial objectives over a three-year period. Amounts will be paid only to the extent that the pre-established performance objectives are achieved.

Stock Options.    Stock options are granted to key executives and other key employees with an exercise price equal to the market price of the stock on the date of grant. The potential future value of stock options is dependent solely upon the future increase in the price of the company's stock. Stock option award levels are based on each executive's position level and performance as well as the competitive level of option grants for comparably situated executives. Options have up to a ten-year exercise period, and typically become exercisable in installments during the first three years following their grant. In 2002 only, stock option and restricted stock grants will include grants being advanced from 2003 and 2004 into 2002. This gives management a significant stake in the success of the company, success that it will be held accountable to drive. These executives will not be generally eligible to receive grants in 2003 and 2004. Beginning in 2005 they will be eligible to receive annual option grants.

Restricted Stock.    Annual grants of restricted stock are not presently expected to be part of the company's executive compensation program. However, additional grants of restricted stock may occur in the future as warranted by changing competitive conditions.

The overall compensation packages are designed to set total compensation at levels comparable to total compensation paid to similarly positioned executives at peer companies selected and reviewed by the Committee. A key executive's total compensation relative to the range paid by the peer companies depends upon the key executive's experience, level and scope of responsibility within the company and individual performance. The chief executive officer and the officers reporting directly to the chief executive officer have employment agreements that establish base salary and bonus opportunities and that were entered into following arm's length negotiations with the respective executive officers.

Compensation of the Chief Executive Officer

The chief executive officer's compensation is based on the same compensation objectives and policies applicable to all key executives, and includes base salary, Annual Incentives, CIUs and stock option grants. In March 2001, Mr. Breslawsky joined Imagistics from Pitney Bowes, where he was President and Chief Operating Officer, to prepare the former Office Systems division for its spin-off from Pitney Bowes. Mr. Breslawsky entered into an agreement with Pitney Bowes to become Chairman and CEO of the new entity, Imagistics. His compensation consists of an annual salary, specified payments as part of the annual bonus process, specified payments under a long-term compensation plan and restricted stock and stock option grants to yield similar income (using Black-Scholes methodology) to his income from Pitney Bowes. The particulars of Mr. Breslawsky's compensation were defined in his employment agreement, which was the subject of arm's length negotiations between representatives of Pitney Bowes and Mr. Breslawsky in late 2000 and was assumed and ratified by our board of directors following the spin-off in December 2001. A new employment agreement, incorporating the terms of the agreement with Pitney Bowes, was entered into between Mr. Breslawsky and the company in January 2002. Mr. Breslawsky's total compensation was reviewed by an outside consulting firm and found to be reasonable given his background and experience. Mr. Breslawsky's employment agreement provides for salary of $825,000 and an annual bonus with a target amount $577,500 and a maximum of $1,072,500 upon the achievement of certain targets along with a long-term incentive award with a target opportunity of $625,000 to a maximum of $1,250,000 if certain other targets are met. Mr. Breslawsky's annual incentive payout for 2001 performance was $748,890. The payout was based on the company's results from continuing operations and for exceeding expectations in light of challenging strategic objectives. In addition, Mr. Breslawsky received a long-term incentive plan payout of $1,215,278 from Pitney Bowes based upon three-year performance criteria for the period 1999 through 2001. Mr. Breslawsky was also granted stock options in December 2001 to purchase 77,809 shares of company common stock. These options were granted as adjustment options in connection with the spin-off so that each employee's Pitney Bowes options, when combined with the grant of Imagistics adjustment options, would have the same intrinsic value after the spin-off as they did before the spin-off. Similar grants were made to all Pitney Bowes optionholders who became employees of Imagistics following the spin-off.

Deductibility of Compensation
Under Internal Revenue Code Section 162(m)

Publicly traded corporations generally are not permitted to deduct compensation in excess of $1 million paid to certain top executives unless the compensation qualifies for an exception as "performance-based compensation." The company believes it has complied, and in the future generally intends to comply with the requirements for full deductibility wherever possible. The company will, however, weigh the benefits of compliance with Section 162(m) against the potential burdens of such compliance, and reserves the right to pay compensation that may not be fully deductible if it determines that it is in the company's best interest to do so. In this regard, it is the company's expectation that compensation under applicable incentive programs described herein will normally be performance-based compensation and thus qualify for deductibility under Section 162(m).

The Executive Compensation and Development Committee of the Board of Directors

T. Kevin Dunnigan, Chair
Thelma R. Albright
Ira D. Hall

Proposal 2:

Approval of the 2001 Stock Plan

In November 2001, the board of directors adopted, and Pitney Bowes, as sole stockholder of Imagistics, approved, the Imagistics International Inc. 2001 Stock Plan (which we refer to as the Stock Plan). The following summary of certain important features of the Stock Plan is qualified by reference to the complete text of the Stock Plan which is attached hereto as Appendix A.

Although Pitney Bowes as our former sole stockholder has approved the Stock Plan, stockholder approval of the Stock Plan is required to allow future awards under the Stock Plan to qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("Section 162(m)"). Section 162(m) generally limits the tax deductions a public corporation may take for compensation paid to its named executive officers to $1 million per executive per year. "Performance-based" compensation tied to the attainment of specific goals is excluded from the limitation. Future options granted under the Stock Plan will be classified as "performance-based" compensation if the Stock Plan is approved by our stockholders and the other requirements of Section 162(m) are satisfied. Thus, we are submitting the Stock Plan to the stockholders for your approval at the annual meeting. In the event that stockholder approval of the Stock Plan is not obtained, options previously granted will remain valid and outstanding.

Purposes.    The purposes of the Stock Plan are:

  •
  to make available to our key employees, certain compensatory arrangements related to the growth in value of our common stock so as to generate an increased incentive to contribute to our future financial success and prosperity,
  •
  to enhance our ability to attract and retain exceptionally qualified individuals whose efforts can affect our financial growth and profitability, and
  •
  to align generally the interests of our key employees with the interests of our stockholders.

Principal Features of the Stock Plan.    Awards that may be granted under the Stock Plan include options, restricted stock and restricted stock units, dividend equivalents, and other stock-based awards (which we refer to collectively as Awards).

Administration of Stock Plan.    Our Executive Compensation and Development Committee (which we refer to as the Compensation Committee) consisting of at least three of our directors chosen by our board of directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and at least two of whom are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code will, among other things, administer the Stock Plan, and will determine which of our employees, officers and directors, including employee officers and employee directors of any of our subsidiaries (whom we refer to collectively as Eligible Employees) will receive Awards and the terms and conditions of these Awards. The number of Eligible Employees who may receive Awards under the Stock Plan will likely vary from year to year.

Shares Available for Issuance.    Except as otherwise described in this paragraph and under "Adjustments" below, the maximum number of shares of our common stock that may be available under the Stock Plan is 3,162,368 shares. In addition, the number of shares of our common stock delivered under the Stock Plan with respect to Awards of restricted stock and restricted stock units shall not exceed 750,000 shares. It is expected that our shares delivered under the Stock Plan will be authorized but unissued shares or shares that we have reacquired. Shares of our common stock subject to Awards that are forfeited, terminated, canceled or settled without the delivery of our common stock under the Stock Plan will again be available for Awards under the Stock Plan. Also, (x) shares tendered to us in satisfaction or partial satisfaction of the exercise price of any Award under the Stock Plan and (y) remittances from option exercises used to repurchase shares of our common stock on the open market will increase the number of shares available for delivery pursuant to Awards granted under the Stock Plan. In addition, any shares of our common stock underlying Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by us, or with which we combine (which we refer to as Substitute Awards) shall not be counted against the shares available for delivery under the Stock Plan. On March 20, 2002, the closing price per share of our common stock on the New York Stock Exchange was $13.95.

Adjustments.    If a fundamental corporate event occurs, our Compensation Committee may, as it deems appropriate, adjust the number and kind of our shares that may be delivered under the Stock Plan in the future and the number and kind of shares and the grant, exercise or conversion price, if applicable, under all outstanding Awards to preserve, or to prevent the enlargement of, the benefits made available under the Stock Plan. Cash payments may also be made.

Grants Under the Stock Plan

Stock Options.    Our Compensation Committee may grant options under the Stock Plan in the form of nonstatutory stock options (which we refer to as NSOs) and incentive stock options (which we refer to as ISOs). These options may contain any terms that our Compensation Committee determines. Except in the case of Substitute Awards and Imagistics options received as an adjustment of Pitney Bowes options in connection with the spin-off, the exercise price shall not be less than 100% of the fair market value on the date of grant. Our Compensation Committee shall have the discretion to determine the terms and conditions upon which options shall be exercisable.

Restricted Stock and Restricted Stock Units.    Our Compensation Committee may grant an Eligible Employee restricted stock units which provide a contractual right to receive shares of our common stock or cash based on the fair market value of the related shares at the end of a restricted period determined by our Compensation Committee, which restricted period is generally expected to be three years or more. Our Compensation Committee also may grant shares of restricted stock that are nontransferable and subject to substantial risk of forfeiture during the applicable restricted period. Our Compensation Committee shall have the discretion to provide that Awards of restricted stock and restricted stock units will vest, if at all, upon the (i) employee's continued employment during the relevant restricted period as determined by our Compensation Committee and/or (ii) attainment or partial attainment of performance objectives determined by our Compensation Committee. In general, an employee who has been granted restricted stock, the vesting restrictions of which relate solely to the passage of time and continued employment, will from the date of grant have the benefits of ownership in respect of such shares, including the right to receive dividends and other distributions thereon, subject to the restrictions set forth in the Stock Plan and in the instrument evidencing such Award. With respect to any performance period, no Eligible Employee may be granted Awards of incentive stock or incentive units which vest upon the achievement of performance objectives in respect of more than 750,000 shares of our common stock or, if such Awards are settled in cash, the fair market value of such shares determined at the time of payment (each subject to adjustment as described above).

With respect to any Award of restricted stock or restricted stock units made to one of our Eligible Employees that our Compensation Committee determines will vest based on the achievement of performance objectives, such performance objectives shall relate to at least one of the following criteria, which may be determined solely by reference to our performance or the performance of a subsidiary or an affiliate (or any business unit thereof) or based on comparative performance relative to other companies: (i) net income; (ii) earnings before income taxes; (iii) earnings per share; (iv) return on shareholders' equity; (v) expense management; (vi) profitability of an identifiable business unit or product; (vii) revenue growth; (viii) earnings growth; (ix) total shareholder return; (x) cash flow; (xi) return on assets; (xii) pretax operating income; (xiii) net economic profit (operating earnings minus a charge for capital); (xiv) customer satisfaction; (xv) provider satisfaction; (xvi) employee satisfaction; (xvii) quality of networks; (xviii) strategic innovation; or (xix) any combination of the foregoing.

Other Stock-Based Awards.    The Stock Plan also authorizes our Compensation Committee to grant other stock-based awards to Eligible Employees.

Dividends and Dividend Equivalents.    Our Compensation Committee may provide that any Award shall include dividends or dividend equivalents, payable in cash or deemed reinvested in our common stock.

Limitation on Awards.    No Eligible Employee may be granted Awards covering more than 700,000 shares of our common stock in respect of any two year period in which the Stock Plan is in effect (subject to adjustment as described above).

Effect of Awards on Termination of Employment.    Our Compensation Committee generally has broad discretion as to the specific terms and conditions of each Award and any rules applicable thereto, including but not limited to the effect thereon of the death, retirement or other termination of employment of the Eligible Employee or the effect, if any, of a change in control.

Award Agreement.    The terms of each Award are to be evidenced by a written instrument delivered to the Eligible Employee.

Transferability.    Unless our Compensation Committee expressly permits transfers for the benefit of charity or of members of the Eligible Employee's immediate family or trust or similar vehicle for their benefit, Awards under the Stock Plan may not be assigned or transferred except by will or the laws of descent and distribution.

Amendment or Termination.    Our board of directors may terminate or suspend the Stock Plan at any time, but the termination or suspension will not adversely affect any Awards then outstanding under the Stock Plan. Unless previously terminated by action of the board, no Award may be granted under the Stock Plan after the tenth annual meeting of our stockholders after the date of the spin-off. The Stock Plan may be amended or terminated at any time by our board of directors, except that no amendment may be made without stockholder approval if our Compensation Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement that is a prerequisite for exemptive relief from Section 16 of the Securities Exchange Act of 1934, for which or with which our Compensation Committee determines that it is desirable to qualify or comply. Our Compensation Committee may amend the term of the Award granted, retroactively or prospectively, but no amendment may adversely affect any Award without the holder's consent.

Certain Federal Income Tax Consequences.    The options described above are intended to comply with the requirements of the Internal Revenue Code regarding the deductibility of certain performance based compensation. Under currently applicable federal income tax law, an Eligible Employee will receive no taxable income upon the grant of an NSO or an ISO. When an

Eligible Employee exercises an NSO, the excess of the fair market value of the shares on the date of exercise over the exercise price paid will be ordinary income to the Eligible Employee and his or her employer generally will be allowed a federal income tax deduction in the same amount. When an Eligible Employee exercises an ISO while employed or within three months after termination of employment (one year for disability), no income will be recognized upon exercise of the ISO. However, the favorable regular tax treatment that applies to an ISO doesn't apply for alternative minimum tax (AMT) purposes. An Eligible Employee who exercises an ISO will generally recognize AMT income in the year of exercise in an amount equal to the excess of the fair market value of the stock on the exercise date over the exercise price (unless the stock acquired through exercise of the ISO is disposed of in the same tax year). If the Eligible Employee holds shares acquired for at least one year after exercise and two years after the grant of the ISO, the excess of the amount realized upon disposition of the shares over the exercise price paid is treated as long-term capital gain for the Eligible Employee and the Eligible Employee's employer is not allowed a federal income tax deduction. A sale or other exchange of the underlying stock before the end of either of the required holding periods will be a "disqualifying disposition" which will generally result in the Eligible Employee being taxed on the gain derived from the exercise of an ISO as though it were an NSO and the Eligible Employee's employer generally will be allowed a federal income tax deduction in the same amount. Special rules apply if the exercise price is paid in shares.

The board of directors recommends that stockholders vote FOR the approval of the 2001 Stock Plan.

Proposal 3:

Approval of the Key Employee Incentive Plan

In November 2001, the board of directors adopted, and Pitney Bowes, as sole stockholder of Imagistics, approved, the Imagistics Key Employee Incentive Plan (which we refer to as the Incentive Plan). The following summary of certain important features of the Incentive Plan is qualified by reference to the complete text of the Incentive Plan which is attached hereto as Appendix B.

Although Pitney Bowes as our former sole stockholder has approved the Incentive Plan, stockholder approval of the Incentive Plan is required to allow future awards under the Incentive Plan to qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("Section 162(m)"). Section 162(m) generally limits the tax deductions a public corporation may take for compensation paid to its named executive officers to $1 million per executive per year. "Performance-based" compensation tied to the attainment of specific goals is excluded from the limitation. Future grants under the Incentive Plan will be classified as "performance-based" compensation if the Incentive Plan is approved by our stockholders and the other requirements of Section 162(m) are satisfied. Thus, we are submitting the Incentive Plan to the stockholders for your approval at the annual meeting. In the event that stockholder approval of the Incentive Plan is not obtained, awards previously granted will remain valid.

Description of the Incentive Plan

The Incentive Plan will be administered by our Compensation Committee, which will be comprised of at least three members of our board of directors who are "disinterested persons" within the meaning of Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934 and at least two members of our board of directors who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code.

Our Committee will determine the recipients of grants under the Incentive Plan and the terms and amounts thereof. We anticipate that grants generally take the form of performance based annual compensation incentives (which we refer to as Annual Incentives) and cash incentive units (which we refer to as CIUs). Annual Incentives are annual cash payments of specified percentages of base salary, which are paid based upon the achievement of preestablished corporate, unit and/or individual performance objectives. CIUs represent a right to receive cash, the receipt and amount of which are entirely contingent upon the extent to which specified performance criteria are achieved during the related three-year period.

Grants made to participants in the Incentive Plan by our Compensation Committee may be in the form of Annual Incentives, CIUs or any other form of grant permitted under the Incentive Plan, and will be made subject to the achievement of one or more preestablished performance goals (summarized below), in accordance with procedures to be established by our Compensation Committee from time to time. Our Compensation Committee will not have the discretion to waive or amend such Performance Goals or to increase the amount payable pursuant to such grants after the Performance Goals have been established, but it will have the discretion to reduce the amount that would otherwise be payable.

"Performance Goals" under the Incentive Plan will be one or more objective performance goals, established by our Compensation Committee at the time a grant is made, and based upon the attainment of targets for one or any combination of the following criteria: (i) net income; (ii) earnings before income taxes; (iii) earnings per share; (iv) return on shareholders' equity; (v) expense management; (vi) profitability of an identifiable business unit or product; (vii) revenue growth; (viii) earnings growth; (ix) shareholder return; (x) cash flow; (xi) return on assets; (xii) pretax operating income; (xiii) net economic profit (operating earnings minus a charge for capital); (xiv) customer satisfaction; (xv) provider satisfaction; (xvi) employee satisfaction; (xvii) quality of networks; or (xviii) strategic innovation. Performance Goals also may consist of attainment of specified levels of Imagistics performance, based upon one or more of the criteria described above relative to prior periods or the performance of other corporations. Performance Goals will be set by our Compensation Committee within any time period required to insure deductibility under the Internal Revenue Code. The maximum amount payable to any participant for any fiscal year pursuant to grants made under the Incentive Plan is $5 million.

Our Compensation Committee will also have the authority to make grants under the Incentive Plan that will not qualify as performance-based compensation for purposes of Section 162(m). In the event of a change in control, as defined in the Incentive Plan, grants that would otherwise so qualify may result in the payment of compensation that is not qualified under Section 162(m).

Under the Incentive Plan, the Compensation Committee may from time to time establish procedures pursuant to which participants, or a class thereof, will be permitted or required to defer receipt of amounts payable under grants made under the Incentive Plan.

The board of directors recommends that stockholders vote FOR approval of the Key Employee Incentive Plan.

Proposal 4:
Approval of the Employee Stock Purchase Plan

Our board of directors has adopted, subject to stockholder approval at the annual meeting, the Imagistics International Inc. Employee Stock Purchase Plan (which we refer to as the Employee Purchase Plan). Our board of directors believes that the Employee Purchase Plan will encourage broader stock ownership by employees who might not otherwise own our stock and who, as owners of our stock, will have a greater incentive to contribute to the profitability and long term growth of Imagistics. The principal features of the Employee Purchase Plan are summarized below. This summary is qualified in its entirety by the provisions of the Employee Purchase Plan, a copy of which is attached hereto as Appendix C.

The Employee Purchase Plan allows eligible employees to authorize payroll deductions for the periodic purchase of Imagistics common stock at a price generally equal to 85% of the lesser of the fair market value of a share of common stock on the first and last day of an offering period. In general, all employees of Imagistics and our United States subsidiaries, if any, are eligible to participate in the Employee Purchase Plan if they customarily work 20 hours or more per week. Non-employee directors are not eligible to participate in the Employee Purchase Plan.

Subject to appropriate adjustment for stock splits and other capital changes, we may sell a total of 1,000,000 shares of our common stock under the Employee Purchase Plan. Shares sold under the Employee Purchase Plan may be authorized and unissued shares or shares purchased by the plan administrator in the open market for resale under the Employee Purchase Plan.

Participation in the Employee Purchase Plan is completely voluntary. Employees who choose to enroll in the Employee Purchase Plan must designate the portion of their base cash compensation (limited to 10%) to be withheld during each offering period under the Employee Purchase Plan. Unless changed, an offering period is each six-month period. If the Employee Purchase Plan is approved by our stockholders, it is anticipated that the first offering period will be the six month period beginning on July 1, 2002. An employee's payroll deductions will be adjusted downward or refunded to the extent necessary to ensure that he or she will not purchase during any calendar year common stock that has a fair market value greater than $25,000 (determined under the rules of the Internal Revenue Service).

The amount of an employee's payroll deductions under the Employee Purchase Plan will be credited to an unfunded, bookkeeping account maintained in the employee's name. At the end of each offering period, the amount credited to a participant's account will be applied to the purchase of shares of common stock from us at a price equal to 85% of the lesser of the fair market value of a share of common stock on the first and last day of an offering period.

An employee may elect to terminate his or her participation during an offering period. An employee's participation will automatically terminate upon the termination for any reason of his or her employment with the Company and its subsidiaries. Upon termination of participation, payroll deductions will cease and the amount credited to the participant's account (representing previous uninvested payroll deductions) will be paid in cash to the participant (or the participant's beneficiary). A participant who voluntarily withdraws from the Employee Purchase Plan during an offering period may re-enroll for any subsequent offering period for which he or she is an eligible employee. A participant who disposes of shares acquired under the Employee Purchase Plan within twelve months of the date of purchase will be ineligible to participate in the Employee Purchase Plan during the offering period in which the disposition occurs and during the next succeeding offering period.

The Employee Purchase Plan will be administered by the Compensation Committee. Subject to the provisions of the Employee Purchase Plan, the Compensation Committee, acting in its sole and absolute discretion, will have full power and authority to construe, interpret and apply the terms of the Employee Purchase Plan. The board of directors may amend or terminate the Employee Purchase Plan at any time, subject to stockholder approval in the case of amendments changing the class of corporations whose employees are eligible to participate in the Employee Purchase Plan, increasing the number of shares of common stock which may be sold under the Employee Purchase Plan or otherwise requiring stockholder approval under applicable law.

The Employee Purchase Plan is intended to qualify as an "employee stock purchase plan"

within the meaning of Section 423 of the Internal Revenue Code. Amounts withheld from an employee's pay under the Employee Purchase Plan to purchase shares constitute ordinary income as if such amounts had been paid outright. No additional income is realized by an employee upon the purchase of shares at the end of an offering period. A participant may realize ordinary income and capital gain upon a sale or other disposition of shares acquired under the Employee Purchase Plan. In general, if the sale or other disposition occurs more than two years after the beginning of the offering period in which the shares were acquired, then gain realized will be treated as ordinary income in an amount up to the lesser of: (1) the excess of the proceeds from the sale of the shares at the time of sale or other disposition over the amount a participant paid for the shares, or (2) the excess of the fair market value of the shares at the beginning of the offering period over the option exercise price. The balance of the gain, if any, will be treated as long-term capital gain. If the sale or other disposition occurs within said two-year period, then the employee will realize ordinary income in an amount equal to the fair market value of the shares at the end of offering period minus the price paid for the shares. Any gain in excess of this amount can be treated as short-or long-term gain depending on the length of time the employee has held the stock after the exercise of the purchase right. We will be entitled to a deduction equal to the ordinary income realized by an employee who sells.

New Plan Benefits.    The amount or type of Employee Purchase Plan benefits, if any, that will be allocated to or received by any person or group of persons cannot be determined at this time.

The board of directors recommends that stockholders vote FOR approval of the Employee Stock Purchase Plan.

New Plan Benefits

The following table sets forth the benefits or amounts that have been received or allocated to the indicated persons or groups under the Stock Plan and the Incentive Plan. Units listed for the Stock Plan represent stock option and restricted stock amounts. Dollar values for the stock plan represent the aggregate exercise prices in the case of stock options or the fair market value on the date of grant in the case of restricted stock. Units listed under the Incentive Plan represent cash incentive units (CIUs) with a potential value of $1.00 per unit if the maximum applicable thresholds are met.

	2001 Stock Option Plan		Key Employee Incentive Plan
Name and Position	Dollar Value($)	Number of Units	Dollar Value($)	Number of Units
Marc C. Breslawsky	$9,653,458	716,809	$1,250,000	1,250,000
Chairman and Chief Executive Officer
Joseph D. Skrzypczak	2,548,400	184,000	520,000	520,000
Chief Financial Officer
Nathaniel M. Gifford	482,262	35,766	100,000	100,000
Vice President, Product Development and Marketing
Joseph W. Higgins	473,982	34,716	100,000	100,000
Vice President, National Sales
Chris C. Dewart	467,828	33,593	100,000	100,000
Vice President, Commercial Sales
Executive Officer Group	14,602,875	1,075,925	2,470,000	2,470,000
Non-Executive Officer Director Group	—	—	—	—
Non-Executive Officer Employee Group	5,951,626	444,843	—	—

Report of the Audit Committee

The Audit Committee functions pursuant to a charter that was approved by the Board of Directors on November 30, 2001 and amended by the Board of Directors on January 8, 2002. A copy of this charter, as amended, is included as Appendix D to this proxy statement. As set forth in the charter, the role of the committee is to oversee the company's financial reporting process. The board of directors, in its business judgment, has determined that all members of the committee are "independent," as required by applicable listing standards of the New York Stock Exchange.

Management of the company is responsible for the preparation, presentation and integrity of the company's financial statements, the company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the committee has considered and discussed the audited financial statements with management and the independent auditors. The committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as currently in effect. Finally, the committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as currently in effect, and written confirmations from management with respect to information technology consulting services relating to financial information systems design and implementation services provided by the auditors, has considered whether the provision of information technology consulting services relating to financial information systems design and implementation and other non-audit services by the independent auditors to the company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

Based upon the review of information received and discussions as described in this report, the Committee recommended to the board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors

Ira D. Hall, Chair
Thelma R. Albright
Craig R. Smith
James A. Thomas

Proposal 5:

Approval of Appointment of Imagistics' Independent Accountants

The board of directors has selected PricewaterhouseCoopers LLP as our independent accountants for 2002, and directed that management submit the selection of independent accountants for ratification by stockholders at the annual meeting. PricewaterhouseCoopers LLP has audited our financial statements since we were spun-off from Pitney Bowes in 2001. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants is not required by our By-laws or otherwise. However, the board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the board will reconsider whether or not to retain that firm. Even if the selection were ratified, the board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the board determines that such a change would be in the best interests of the company and its stockholders.

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the company's SEC filings for that fiscal year were $269,000.

Financial Information Systems Design and Implementation Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001 were $1.405 million. These systems are components of the Enterprise Resource Planning (ERP) initiative.

All Other Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the company, other than the services described above for the fiscal year ended December 31, 2001, were $1.702 million. These services consisted of general information technology consulting and tax-related services.

The board of directors recommends that stockholders vote FOR the appointment of PricewaterhouseCoopers LLP as the company's independent accountants for 2002.

ADDITIONAL INFORMATION

Relationship with Pitney Bowes

On December 3, 2001, Pitney Bowes distributed to its stockholders 100% of the outstanding stock of Imagistics. This section summarizes material agreements between us and Pitney Bowes that govern the ongoing relationships between the two companies following the spin-off. Prior to December 3, 2001, Imagistics was a wholly-owned subsidiary of Pitney Bowes. Michael J. Critelli, Chairman and Chief Executive Officer of Pitney Bowes, is a member of our Board of Directors.

For the year ended December 31, 2001, $26.1 million of our revenue was derived from products sold to Pitney Bowes. In addition, for the year ended December 31, 2001 we financed $96.8 million of our sales through Pitney Bowes Credit Corporation, a wholly-owned subsidiary of Pitney Bowes.

Distribution Agreement

The distribution agreement between Imagistics and Pitney Bowes provided for the principal corporate transactions and procedures required to effect the spin-off, including the transfer of assets and liabilities relating to our business from Pitney Bowes to us on or before on the date of the spin-off. The transfer of our United Kingdom operations was provided for under a separate agreement, as described below under "—United Kingdom Operations." We refer to this agreement, together with the distribution agreement described above, as the "distribution agreement." Pursuant to the distribution agreement, we and Pitney Bowes have agreed to indemnify each other against certain liabilities. We do not believe that any of these indemnities will have a material adverse effect on our business, financial condition or results of operations. The distribution agreement also provided for each of Pitney Bowes and us to pay our own expenses in connection with the spin-off.

Non-Competition Provisions

The distribution agreement provides that, with respect to the current or future products or business of Pitney Bowes as reflected in its most recent strategic plans, we will not, and we will cause our subsidiaries not to, directly or indirectly, compete with Pitney Bowes in the United States, the United Kingdom, Canada and Europe (except for any past practices mutually agreed to by Pitney Bowes and us) for a period of two years without the consent of Pitney Bowes. The agreement also provides that Pitney Bowes will not, and it will cause its subsidiaries not to, directly or indirectly, compete, with respect to our current products or business, with us in the United States, the United Kingdom or Europe (except for past practices mutually agreed to by Pitney Bowes and us including the marketing and maintenance of copiers in the United Kingdom) for a period of two years without our consent. Although Pitney Bowes is engaged in the facilities management business,

  •
  we may, within the facilities management business, engage in the business of selling, maintenance of and placing copier, facsimile and multi-functional products that fax, copy, print and scan and related sales of software and supplies, even if this business competes with Pitney Bowes' business; provided that
  •
  such competing business is the only activity of ours within the facilities management business and
  •
  such business is operated in a manner and on a scale substantially consistent with past practice and our business as of the spin-off;
  •
  we may engage in such competing business to the extent required so that we may fulfill our obligations under our existing contracts as of the date of the spin-off; and
  •
  to the extent that we notify Pitney Bowes of our desire to enter into a business, pursuant to a specific contract or customer requirement, not otherwise permitted to be engaged in by us pursuant to the non- competition provisions of the distribution agreement, Pitney Bowes may consent to our engaging in such competing business; provided that such consent shall not be unreasonably withheld if but only if such competing business is limited to such specific contract or customer requirement and is determined by Pitney Bowes to be outside the scale and scope of its facilities management business. In such case, Pitney Bowes will use reasonable efforts to respond to our request in a timely manner.

Restriction on Solicitation or Employment of Employees

For a period of two years after the spin-off, we and Pitney Bowes have generally agreed not to, and to cause our subsidiaries not to, directly or indirectly, solicit any employee of the other party to leave employment with his or her then-current employer, or employ any employee of the other party, in each case without the consent of the other party.

Termination

Except as noted below, neither party will be able to terminate the distribution agreement for a period of three years after the date of the spin- off, except upon mutual consent by us and Pitney Bowes. After that, either party will be able to terminate the distribution agreement with six months' prior written notice. The distribution agreement provides that either party may terminate the agreement (except that the non-competition and non-solicitation of employees provisions will remain in effect) upon a material default by the other party in its obligations under the agreement subject to a cure period of 60 days. In addition, a default by one party with respect to the non-competition provisions will free the other party from its obligation to comply with those provisions, without relieving the defaulting party from liability for its default. Each party may, at its option, terminate the non-competition provisions of the agreement on or after the one-year anniversary of the spin-off, provided that the terminating party has given six months prior written notice of termination to the other party.

Upon termination,

  •
  the non-competition provisions will cease to apply to either party,

  •
  the license of the "Pitney Bowes" name (and the associated trademarks) to us under the intellectual property agreement will terminate, and
  •
  the reseller agreement with Pitney Bowes of Canada shall be automatically amended, upon notice of termination to permit Pitney Bowes of Canada to source its equipment from alternative suppliers and to require us to continue to fulfill our obligations to supply product, as provided under the reseller agreement with Pitney Bowes of Canada for an interim period not to exceed nine months from the date of such notice to permit Pitney Bowes of Canada to make alternate supply arrangements.

United Kingdom Operations

Separately from the transfers of assets and liabilities described above, we and Pitney Bowes have entered into an agreement providing for the principal corporate transactions and procedures required to effect the spin-off in the United Kingdom and the transfer of assets and liabilities relating to our United Kingdom business from Pitney Bowes to us prior to the date of the spin-off. This agreement is subject to substantially similar conditions and other terms set forth in the distribution agreement described above.

Transition Services Agreement

The transition services agreement provides for Pitney Bowes to provide certain services to us, on a transitional basis, consistent with the historical provision of these services and the other terms of the transition services agreement, otherwise upon pricing and other terms and conditions reasonably acceptable to Pitney Bowes and to us. These services include information technology, computing, telecommunications, accounting, field service of equipment and dispatch call center services. In each case, Pitney Bowes will provide services to the extent that:

  •
  Pitney Bowes provided them to us in the ordinary course prior to the spin-off,
  •
  they were identified by us within 45 days of the spin-off, or
  •
  they are reasonably necessary for us to conduct our operations as conducted in the ordinary course prior to the spin-off.

Generally, we will pay Pitney Bowes for its actual out-of-pocket costs for the services provided, including a proportionate share of its overhead, if applicable, computed in accordance with Pitney Bowes' internal chargeback practices. All payments between parties can be netted against payments made under any agreement described in this section. We may also agree with Pitney Bowes on the scope and terms of any additional services to be provided.

Pitney Bowes has agreed to provide these services for periods up to approximately one year (until the end of 2002 in the case of information technology services) following the spin-off, subject in each case to an extension period not to exceed six months if:

  •
  required by a governmental entity,
  •
  we or Pitney Bowes fail to perform any of our respective obligations under the agreement, at the discretion of the non-breaching party, but only to the extent of the failure to perform, or
  •
  we and Pitney Bowes are unable to obtain a suitable replacement for the services provided after applying reasonable efforts.

We and Pitney Bowes have agreed to negotiate with the intent to enter into an agreement covering continuing field service of our products in non-core geographic areas beyond the term of the transition services agreement, although we cannot assure you that we will reach such an agreement.

We may terminate Pitney Bowes' provision of any or all services under the transition services agreement upon 180 days' notice to Pitney Bowes. In addition, either party may terminate any service provided under the transition services agreement at any time if the other party fails to perform any of its material obligations under the transition services agreement relating to that service, the party has notified the other party of the failure, and the failure has continued for a period of 60 days after the other party's receipt of the notice.

Tax Separation Agreement

Pursuant to a tax separation agreement with Pitney Bowes, we generally are required to make payments to Pitney Bowes on account of all U.S. federal income taxes as well as all state and local taxes attributable to our business for the period between the date of the transfer of our business to us and the date of the spin-off.

We have agreed, until two years after the completion of the spin-off, not to take, or permit any of our subsidiaries to take, any actions or enter into any transaction or series of transactions that would cause the spin-off not to qualify as tax-free under Section 355 of the Internal Revenue Code. For example, we have agreed not to take some actions for two years following the spin-off, unless we and Pitney Bowes obtain an IRS ruling or unless we obtain a legal opinion from counsel satisfactory to Pitney Bowes to the effect that these actions will not affect the tax-free nature of the spin-off. These actions include: some issuances of our stock; a liquidation or merger of our company; and dispositions of our assets and those of our affiliates outside the ordinary course of business.

If any of these transactions were to occur, the spin-off could be deemed to have been a taxable distribution by Pitney Bowes. This would subject Pitney Bowes to a substantial tax liability. We have agreed to indemnify Pitney Bowes and its affiliates to the extent that any action we take or fail to take gives rise to a tax incurred by Pitney Bowes or any of its affiliates with respect to the spin-off. In addition, we have agreed to indemnify Pitney Bowes for any tax resulting from an acquisition by one or more persons of a 50% or greater interest in our company.

Intellectual Property Agreement

The intellectual property agreement confirms the ownership of certain trademarks, patents and copyrights by Pitney Bowes, and provides for us to license from Pitney Bowes the right to use such trademarks, patents, copyrights and technology as reasonably required for us to operate our business substantially in accordance with our past practices, including the use of the "Pitney Bowes" brand name in connection with our business in the United States and the United Kingdom.

The trademark license with respect to the use of the "Pitney Bowes" name has a term of two years, is non-exclusive, royalty-free, non-transferable and limited to certain geographic areas. We may subsequently request Pitney Bowes' consent, which may not be unreasonably withheld, for our use of the "Pitney Bowes" brand name in any additional geographic markets that we may enter in the future.

In addition, the agreement allows us to license on a non-exclusive basis (i) certain patents and patent applications used in connection with our business, for the term of the relevant patents, (ii) all copyrighted material used in connection with our business for the term of the relevant copyrights and (iii) certain technology used in our business for an indefinite period.

The intellectual property agreement provides for Pitney Bowes' right to terminate our right to use the "Pitney Bowes" name if we materially default on our obligations under any of the agreements described in this "Relationship with Pitney Bowes" section and do not cure such default within a period of 60 days after receipt of notice of such default, we become bankrupt or insolvent, or we experience a change of control. Our right to use the "Pitney Bowes" name will automatically terminate if we or Pitney Bowes terminate the non-compete covenant of the distribution agreement, as described above.

Reseller Agreements

Pitney Bowes Management Services

In connection with the spin-off, we and Pitney Bowes Management Services, which provides management services to Pitney Bowes customers using our products and other products, have entered into a reseller agreement providing for the continuation of this relationship for two years after the spin-off. In 2001, we recorded revenues of approximately $19.5 million or 3.1% of our total revenue, from Pitney Bowes Management Services. The reseller agreement provides that:

  •
  Pitney Bowes Management Services, at its option, will continue to purchase or rent office products through us,

  •
  a manufacturer's warranty on all products will be provided to Pitney Bowes Management Services, which will be passed on to the end customers, and
  •
  we will be responsible for meeting agreed upon service level thresholds.

Pitney Bowes Management Services does not have any minimum purchase requirements and the agreement is not exclusive; Pitney Bowes Management Services is able to purchase or rent products from any other vendor. Either party has the right to terminate the agreement immediately upon a default by the other party in its obligations under the agreement subject to a cure period of 60 days.

Pitney Bowes of Canada Ltd.

Pitney Bowes of Canada currently offers our products to its customers. In 2001, we recorded revenues of approximately $6.6 million, 1.1% of our total revenues, from Pitney Bowes of Canada. We have entered into a reseller agreement with Pitney Bowes of Canada. The agreement provides for the continuation of our relationship with Pitney Bowes of Canada for two years after the spin-off. The agreement is renewable for a period of one year provided that the renewal is at arm's length and we and Pitney Bowes of Canada agree to the renewal at least 9 months prior to the end of the initial term. This agreement provides for product purchasing and warranty terms. We will be the exclusive provider to Pitney Bowes of Canada for at least 90% of its total product sourcing requirements, provided that our equipment meets all related specifications, is priced competitively with similar equipment available in Canada, meets Pitney Bowes of Canada's delivery requirements and the non-competition provisions of the distribution agreement have not been terminated.

Vendor Financing Agreement

Pitney Bowes Credit Corporation has historically been the primary lease vendor for our business. In 2001, we recorded revenues of approximately $96.8 million, 15.5% of our total revenue, from Pitney Bowes Credit Corporation. In connection with the spin-off, we have entered into a vendor financing agreement with Pitney Bowes Credit Corporation, providing for the continuation of this relationship on a multi-year basis after the spin-off. The vendor financing agreement:

  •
  provides for a total competitive offering that includes but is not limited to rates, including provisions for defaults, lease cancellation requests, end-of-lease purchase and buy outs,
  •
  provides for billing and payment terms,
  •
  outlines the credit approval process and required lease documentation as well as service level agreements for credit approvals for prospective lessees,
  •
  provides for 45 days' review of changes in pricing policy,
  •
  provides that we will be responsible for installation and technical services, while Pitney Bowes Credit Corporation will be responsible for invoicing of rent and additional charges, and
  •
  provides for administrative, sales and marketing support responsibilities.

The agreement provides that either party may terminate the agreement immediately upon a default by the other party in any of its obligations under the agreement, subject to a cure period, and upon 90 days' notice to the other party in all other cases.

Real Estate Agreements

We have entered into sublease, sublease and license and assignment and novation agreements with Pitney Bowes to sublease, license or otherwise assume space from Pitney Bowes relating to facilities where Pitney Bowes is the tenant under the prime lease with a third-party lessor. There are approximately 84 locations where we and Pitney Bowes currently share space and Pitney Bowes is the sole tenant with a third-party lessor. In these situations and subject to the prime landlord's consent when required, Pitney Bowes has subleased to us those areas that have historically been used exclusively by us and will have licensed to us those areas that have historically been shared by us and Pitney Bowes. In addition, there are approximately 75 locations where Pitney Bowes is the tenant under the prime lease with a third-party lessor and we are the sole occupant. In these situations and subject to the prime landlord's consent when required, Pitney Bowes will have subleased to us the entire leased premises or, with respect to 30 locations, we and Pitney Bowes have entered into assignment and novation agreements with the applicable landlord such that Imagistics International Inc. has been substituted for Pitney Bowes as tenant under the lease. With respect to the subleased locations, we will not have the option to renew or expand, and will be restricted from further assigning or subletting, these premises in order to limit Pitney Bowes' ongoing liabilities in relation to our leasing activity. With respect to any locations where we and Pitney Bowes currently share space, and where unutilized or underutilized space exists, Pitney Bowes will have the right to terminate our right to license/sublease such space upon 120 days' notice. This may include the exercise of cancellation options where available without penalty. Further, Pitney Bowes will endeavor to novate additional leases where possible, with a goal of installing Imagistics as lessee wherever possible. Finally the agreements set forth guidelines, rules and regulations relating to operation of the shared facilities, including restricting access, confidentiality and related matters.

Credit Agreement

Pitney Bowes Credit Corporation, a wholly owned subsidiary of Pitney Bowes, is a participant in our credit facility. Pitney Bowes Credit Corporation provided the $100 million term loan tranche of our credit facility and will cease to be a lender under our credit facility no later than one year after the spin-off. Our initial borrowings of $150 million under our credit facility in 2001 (consisting of $100 million under the term loan and $50 million under our revolving credit facility) were used to repay amounts due to Pitney Bowes and to pay a dividend to Pitney Bowes. At December 31, 2001, borrowings of $117 million were outstanding under the credit facility ($100 million under the term loan and $17 million under the revolving credit facility).

Solicitation of Proxies

In addition to the use of the mails, proxies may be solicited by the directors, officers, and employees of the company without additional compensation in person, or by telephone, facsimile, email or otherwise. Arrangements may also be made with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of Imagistics common stock held of record, and the company will reimburse such brokers, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred. The company has retained Georgeson & Co. to aid in the solicitation of proxies. The anticipated fee of such firm is $6,000 plus out-of-pocket costs and expenses. The cost of solicitation will be borne entirely by Imagistics.

Other Matters

Management knows of no other matters which may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, it is the intention of the individuals named in the enclosed proxy to vote in accordance with their judgment.

By order of the board of directors.

Mark S. Flynn
Secretary

Appendix A

Imagistics International Inc. 2001 Stock Plan

SECTION 1.    Purpose.    The purposes of this Imagistics International Inc. 2001 Stock Plan (the "Plan") are (1) to make available to key employees certain compensatory arrangements related to the growth in value of the common stock of the Company so as to generate an increased incentive to contribute to the Company's future financial success and prosperity, (2) to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals whose efforts can affect the financial growth and profitability of the Company, and (3) to align generally the interests of key employees of the Company and its Affiliates with the interests of the Company's stockholders.

SECTION 2.    Definitions.    As used in the Plan, the following terms shall have the meanings set forth below:

  (a) "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

  (b) "Award" shall mean any Option, Restricted Stock Award, Restricted Stock Unit, Dividend Equivalent, Other Stock-Based Award, Performance Award, Adjustment Option or Substitute Award, granted under the Plan.

  (c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

  (d) "Board of Directors" shall mean the Board of Directors of the Company as it may be composed from time to time.

  (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto.

  (f) "Committee" shall mean the Board of Directors, excluding any director who is not a "Non-Employee Director" within the meaning of Rule 16b-3, or any such other committee designated by the Board of Directors to administer the Plan, which committee shall be composed of not less than the minimum number of members of the Board of Directors from time to time required by Rule 16b-3 or any applicable law, each of whom is a Non-Employee Director within the meaning of Rule 16b-3.

  (g) "Company" shall mean Imagistics International Inc., or any successor thereto.

  (h) "Company Service" shall mean any service with the Company, the Company's former parent or any Affiliate in which the Company or its former parent have at least a 51% ownership interest.

  (i) "Covered Award" means an Award, other than an Option or other Award with an exercise price per Share not less than the Fair Market Value of a Share on the date of grant of such Award, to a Covered Employee, if it is designated as such by the Committee at the time it is granted. Covered Awards are subject to the provisions of Section 13 of this Plan.

  (j) "Covered Employees" means Participants who are designated by the Committee prior to the grant of an Award who are, or are expected to be at the time taxable income will be realized with respect to the Award, "covered employees" within the meaning of Section 162(m).

  (k) "Dividend Equivalent" shall mean any right granted under Section 6(c) of the Plan.

  (l) "Effective Date" shall mean the date that the Plan was approved by the sole stockholder of the Company.

  (m) "Employee" shall mean any employee or employee director of the Company or of any Affiliate.

  (n) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods, or procedures as shall be established from time to time by the Committee.

  (o) "Incentive Stock Option" or "ISO" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

  (p) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

  (q) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

  (r) "Other Stock-Based Award" shall mean any Award granted under Section 6(d) of the Plan.

  (s) "Participant" shall mean an Employee who is granted an Award under the Plan.

  (t) "Performance Award" shall mean any Award granted hereunder that complies with Section 6(e)(ii) of the Plan.

  (u) "Performance Goals" means one or more objective performance goals, established by the Committee at the time an Award is granted, and based upon the attainment of targets for one or any combination of the following criteria, which may be determined solely by reference to the Company's performance or the performance of a subsidiary or an Affiliate (or any business unit thereof) or based on comparative performance relative to other companies: (i) net income; (ii) earnings before income taxes; (iii) earnings per share; (iv) return on stockholders' equity; (v) expense management; (vi) profitability of an identifiable business unit or product; (vii) revenue growth; (viii) earnings growth; (ix) total stockholder return; (x) cash flow; (xi) return on assets; (xii) pre-tax operating income; (xiii) net economic profit (operating earnings minus a charge for capital); (xiv) customer satisfaction; (xv) provider satisfaction; (xvi) employee satisfaction; (xvii) quality of networks; (xviii) strategic innovation; or (xix) any combination of the foregoing. Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m).

  (v) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

  (w) "Released Securities" shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

  (x) "Restricted Securities" shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

  (y) "Restricted Stock" shall mean any Share granted under Section 6(b) of the Plan.

  (z) "Restricted Stock Unit" shall mean any right granted under Section 6(b) of the Plan that is denominated in Shares.

  (aa) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 as amended, or any successor rule and the regulation thereto.

  (bb) "Section 162(m)" means Section 162(m) of the Code or any successor thereto, and the Treasury Regulations thereunder.

  (cc) "Share" or "Shares" shall mean share(s) of the common stock of the Company, $.01 par value, and such other securities or property as may become the subject of Awards pursuant to the adjustment provisions of Section 4(c).

  (dd) "Substitute Award" shall mean an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.

SECTION 3.    Administration.

  (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:designate Participants;

    (i) determine the type or types of Awards to be granted to each Participant under the Plan;

    (ii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

    (iii) determine the terms and conditions of any Award;

    (iv) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or to what extent, and under what circumstances Awards may be canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

    (v) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

    (vi) interpret and administer the Plan and any instrument or agreement relating to the Plan, or any Award made under the Plan, including any Award Agreement;

    (vii) establish, amend, suspend, or reconcile such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

    (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

  (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award, or any Award Agreement, shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any employee of the Company or of any Affiliate.

  (c) The Committee may delegate to one or more executive officers of the Company or to a committee of executive officers of the Company the authority to grant Awards to Employees who are not officers or directors of the Company and to amend, modify, cancel or suspend Awards to such employees, subject to Sections 7 and 9.

SECTION 4.    Shares Available For Awards.

  (a) Maximum Shares Available.    The maximum number of Shares that may be issued to Participants pursuant to Awards under the Plan shall be 3 million Shares plus that number of Shares issuable upon the exercise of options granted in connection with the equitable adjustment of certain options issued by the Company's former parent ("Adjustment Options") (the "Plan

  Maximum"), subject to adjustment as provided in Section 4(c) below. Only 750,000 Shares may be issued pursuant to Awards of Restricted Stock and Restricted Stock Units under Section 6(b) of the Plan. Pursuant to any Awards, the Company may in its discretion issue treasury Shares or authorized but previously unissued Shares pursuant to Awards hereunder. For the purpose of accounting for Shares available for Awards under the Plan, the following shall apply:

    (i) Only Shares relating to Awards actually issued or granted hereunder shall be counted against the Plan Maximum. Shares corresponding to Awards that by their terms expired, or that are forfeited, canceled or surrendered to the Company without full consideration paid therefor shall not be counted against the Plan Maximum.

    (ii) Shares that are forfeited by a Participant after issuance, or that are reacquired by the Company after issuance without full consideration paid therefor, shall be deemed to have never been issued under the Plan and accordingly shall not be counted against the Plan Maximum.

    (iii) Awards not denominated in Shares shall be counted against the Plan Maximum in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan.

    (iv) Substitute Awards shall not be counted against the Plan Maximum, and clauses (i) and (ii) of this Section shall not apply to such Awards.

    (v) The maximum number of Shares that may be the subject of Awards made to a single Participant in any two year period shall be 700,000.

    (vi) With respect to any performance period no Participant may be granted Awards of incentive stock or incentive units that vest upon the achievement of performance objectives in respect of more than 750,000 Shares of common stock or, if such Awards are settled in cash, the fair market value thereof determined at the time of payment, each subject to adjustment as provided in Section 4(c) below.

  (b) Shares Available for ISOs.    The maximum number of Shares for which ISOs may be granted under the Plan shall not exceed the Plan Maximum as defined in Section 4(a) above, subject to adjustment as provided in Section 4(c) below.

  (c) Adjustments to Avoid Dilution.    Notwithstanding paragraphs (a) and (b) above, in the event of a stock or extraordinary cash dividend, split-up or combination of Shares, merger, consolidation, reorganization, recapitalization, or other change in the corporate structure or capitalization affecting the outstanding common stock of the Company, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or any Award, then the Committee may make appropriate adjustments to (i) the number or kind of Shares available for the future granting of Awards hereunder, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award; or if it deems such action appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Award; provided, however, that with respect to any ISO no such adjustment shall be authorized to the extent that such would cause the ISO to violate Code Section 422 or any successor provision thereto. The determination of the Committee as to the adjustments or payments, if any, to be made shall be conclusive.

  (d) Other Plans.    Shares issued under other plans of the Company shall not be counted against the Plan Maximum under the Plan.

SECTION 5.    Eligibility.    Any Employee shall be eligible to be designated a Participant.

SECTION 6.    Awards.

(a)    Options.    The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine:

  (i) Exercise Price. The exercise price per Share under an Option shall be determined by the Committee; provided, however, that except in the case of Substitute Awards or Adjustment Options, no Option granted hereunder may have an exercise price of less than 100% of Fair Market Value of a Share on the date of grant.

  (ii) Times and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; in no event, however, shall the period for exercising an Option extend more than 10 years from the date of grant. The Committee shall also determine the method or methods by which Options may be exercised, and the form or forms (including without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price), in which payment of the exercise price with respect thereto may be made or deemed to have been made.

  (iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

  (iv) Termination of Employment. In the event that a Participant terminates employment or becomes disabled, Options granted hereunder shall be exercisable only as specified below:

    (A) Disability, Death and Retirement. Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, if a Participant becomes disabled, dies or retires, any outstanding Option granted to such a Participant, whether or not full or partial vesting has occurred with respect to such Option at the time of the disability, death or retirement, shall be exercisable during the ten (10) year period beginning on the date of grant (or during such shorter period if the original term is less than ten (10) years even though the disability, death or retirement occurs prior to the last day of such option term. Any vesting requirements under the Option shall be deemed to be satisfied as of the date of disability, death or retirement.

    For purposes of the Plan, a Participant shall be considered to be "disabled" on the date he or she is determined to be totally disabled under the procedures and provisions of the Imagistics International Inc. Long Term Disability Plan or such other plan in which the Company participates as determined by the Committee (the "LTD Plan"), irrespective of whether the Participant is eligible for benefits under the LTD Plan. In addition, for purposes of the Plan, a Participant shall be considered to retire on the date he or she terminates employment on or after attainment of age 55 and the completion of 10 years of service (as determined under the methodology used in the Company's 401(k) Plan). In the case of death, an Option may be transferred to the executor of personal representative of the Participant's estate or the Participant's heirs by will or the laws of descent and distribution.

    (B) Termination for Reasons Other Than Death, Disability or Retirement. Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, if a Participant terminates employment for reasons other than death, disability or retirement, any vested, unexercised portion of an Option that is at least partially vested at the time of the termination shall be forfeited in its entirety if not exercised by the Participant within three (3) months of the date of termination of employment, unless the Committee has in its sole discretion established an additional exercise period (but in any case not longer than the original option term). Any portion of such partially vested Option that is not vested at the time of termination shall be forfeited unless the Committee has in its sole discretion established that a Participant may continue to satisfy the vesting requirements beyond the date of his or her termination of employment. Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, any outstanding Option granted to a Participant terminating employment other than for death, disability or retirement, for which no vesting has occurred at the time of the termination shall be forfeited on the date of termination and the Committee shall have no discretion to extend the exercise period of such Option.

    (C) Sale of Business. Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, in the event the "business unit," (defined as a division, subsidiary, unit or other delineation that the Committee in its sole discretion may determine) for which the Participant performs substantially all of his or her services is assigned, sold, outsourced or otherwise transferred, including an asset, stock or joint venture transaction, to an unrelated third party such that after such transaction the Company owns or controls directly or indirectly less than 51% of the business unit, the affected Participant shall become 100% vested in all outstanding Options as of the date of the closing of such transaction, whether or not fully or partially vested, and such Participant shall be entitled to exercise such Options during the three (3) months following the closing of such transaction, unless the Committee has in its sole discretion established an additional exercise period (but in any case not longer than the original option term). Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, all Options which are unexercised at the end of such three (3) months shall be automatically forfeited.

    (D) Conditions Imposed on Unvested Options. Notwithstanding the foregoing provisions describing the additional exercise periods for Options upon termination of employment, the Committee may in its sole discretion condition the right of a Participant to exercise any portion of a partially vested Option for which the Committee has established an additional exercise period on the Participant's agreement to adhere to such conditions and stipulations which the Committee may impose, including, but not limited to, restrictions on the solicitation of employees or independent contractors, disclosure of confidential information, covenants not to compete, refraining from denigrating through adverse or disparaging communication, written or oral, whether or not true, the operations, business, management, products or services of the Company or its current or former employees and directors, including without limitation, the expression of personal views, opinions or judgements. The unvested Options of any Participant for whom the Committee has given an additional exercise period subject to such conditions subsequent as set forth in this Section 6(a)(iv)(D) shall be forfeited immediately upon a breach of such conditions.

    (E) Forfeiture for Gross Misconduct. Notwithstanding anything to the contrary herein, any Participant who engages in "Gross Misconduct", as defined herein, (including any Participant who may otherwise qualify for disability or retirement status) shall forfeit all outstanding, unexercised Options, whether vested or unvested, as of the date such Gross Misconduct occurs. For purposes of the Plan, Gross Misconduct shall be defined to mean (i) the Participant's conviction of a felony (or crime of similar magnitude in non-U.S. jurisdictions) in connection with the performance or nonperformance of the Participant's duties or (ii) the Participant's willful act or failure to act in a way that results in material injury to the business or reputation of the Company or employees of the Company.

    (F) Vesting. For purposes of the Plan, any reference to the "vesting" of an Option shall mean any events or conditions which, if satisfied, entitle a Participant to exercise an Option with respect to all or a portion of the shares covered by the Option. The complete vesting of an

    Option shall be subject to Section 6(a)(iv)(E) hereof. Such vesting events or conditions may be set forth in the Notice of Grant or otherwise be determined by the Committee.

(b)    Restricted Stock and Restricted Stock Units.    The Committee is hereby authorized to grant Awards of Restricted Stock and or Restricted Stock Units to Participants with the following terms and conditions.

  (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, continued employment over a specified period or the attainment of specified Performance Objectives (as defined in Section 6(e)(ii)(B)) or Performance Goals, in accordance with Section 13), which restrictions may lapse separately or concurrently at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Notwithstanding the foregoing and except as provided in Section 8(a)(ii) below, (A) any Awards of Restricted Stock or Restricted Stock Units as to which the sole restriction relates to the passage of time and continued employment must have a restriction period of not less than three years and (B) any Award not described in Clause (A) must have a restriction period of not less than one year subject, in the case of both (A) and (B), to the proviso to Section 6(b)(iii) below.

  (ii) Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

  (iii) Termination of Employment. Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, upon termination of employment of a Participant for any reason during the applicable restriction period, all Restricted Stock and all Restricted Stock Units, or portion thereof, still subject to restriction shall be forfeited and reacquired by the Company; provided, however, that in the event termination of employment is due to the death, total disability or retirement of the Participant, the Committee may waive in whole or in part any or all remaining restrictions with respect to Restricted Stock or Restricted Stock Units.

(c)    Dividend Equivalents.    The Committee may grant to Participants Dividend Equivalents under which the holders thereof shall be entitled to receive payments equivalent to dividends with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan, such Awards may have such terms and conditions as the Committee shall determine.

  (i) Termination of Employment. Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, upon termination of the Participant's employment for any reason during the term of a Dividend Equivalent, the right of a Participant to payment under a Dividend Equivalent shall terminate as of the date of termination; provided, however, that in the event the Participant's employment terminates because of the death, total disability or retirement of a Participant the Committee may determine that such right terminates at a later date.

(d)    Other Stock-Based Awards.    The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares (including without limitation securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law.

  (i) Consideration. If applicable, Shares or other securities delivered pursuant to a purchase right granted under this Section 6(d) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including without limitation cash, Shares, other securities, other Awards or other property, or any combination thereof, as the Committee shall determine; provided, however, that except in the case of Substitute Awards, no derivative security (as defined in Rule 16b-3) awarded hereunder may have an exercise price of less than 100% of Fair Market Value of a Share on the date of grant.

  (ii) Termination of Employment. In granting any Stock-Based Award pursuant to this Section 6(d) the Committee shall also determine what effect the termination of employment of the Participant holding such Award shall have on the rights of the Participant pursuant to the Award.

(e)    General.    The following general provisions shall apply to all Awards granted hereunder, subject to the terms of other sections of this Plan or any Award Agreement.

  (i) Award Agreements. Each Award granted under this Plan shall be evidenced by an Award Agreement which shall specify the relevant material terms and conditions of the Award and which shall be signed by the Participant receiving such Award, if so indicated by the Award.

  (ii) Performance Awards. Subject to the other terms of this Plan, the payment, release or exercisability of any Award, in whole or in part, may be conditioned upon the achievement of such Performance Objectives (as defined below) during such performance periods as are specified by the Committee. (Hereinafter in this Section 6(e)(ii) the terms payment, pay, and paid also refer to the release or exercisability of a Performance Award, as the case may require

    (A) Terms. The Committee shall establish the terms and conditions of any Performance Award including the Performance Objectives (as defined below) to be achieved during any performance period, the length of any performance period, any event the occurrence of which will entitle the holder to payment, and the amount of any Performance Award granted.

    (B) Performance Objectives. The Committee shall establish "Performance Objectives" the achievement of which shall entitle the Participant to payment under a Performance Award. Performance Objectives may be any measure of the business performance of the Company, or any of its divisions or Affiliates, including but not limited to the growth in book or market value of capital stock, the increase in the earnings in total or per share, or any other financial or non-financial indicator specified by the Committee.

    (C) Fulfillment of Conditions and Payment. The Committee shall determine in a timely manner whether all or part of the conditions to payment of a Performance Award have been fulfilled and, if so, the amount, if any, of the payment to which the Participant is entitled.

  (iii) Rule 16b-3 Six Month Limitations. To the extent required in order to render the grant of an Award, the exercise of an Award or any derivative security, or the sale of securities corresponding to an Award, an exempt transaction under Section 16(b) of the Securities Exchange Act of 1934 only, any equity security granted under the Plan to a Participant must be held by such Participant for at least six months from the date of grant, or in the case of a derivative security granted pursuant to the Plan to a Participant, at least six months must elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings if any, assigned or attributed to them under Rule 16b-3.

  (iv) Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award shall be assignable, alienable, pledgeable, attachable, encumberable, saleable, or transferable by a Participant other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (or, in the case of Awards that are forfeited or canceled, to the Company); and any purported assignment, sale, transfer, thereof shall be void and unenforceable against the Company or Affiliate. If the Committee so indicates in writing to a Participant, he or she may designate one or more beneficiaries who may exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant.

Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order referred to above.

  (v) Gift Transfers. Notwithstanding Section 6(e)(iv) herein to the contrary, a Participant may transfer by gift the exercisable portion of an Option provided that the following conditions (A) through (G) are met:

    (A) The donees of the gift transfer are limited to Family Members and Family Entities;

    (B) The Option is not further transferable by gift or otherwise by such Family Member and Family Entity;

    (C) All rights appurtenant to the Option including exercise rights, are irrevocability and unconditionally assigned to the donee;

    (D) Transfers under this Section 6(e)(v) must meet all of the requirements under applicable provisions of the Internal Revenue Code to be considered "gift" transfers.

    (E) Following the transfer, the donee is subject to the same terms and conditions under the Option as was the Participant;

    (F) The early exercise of the transferred Option shall be triggered if the Participant dies, becomes disabled, retires or terminates employment prior to the end of the Option term in accordance with Section 6(a)(iv) hereof.

    (G) For purposes of the Plan, the following definitions shall apply:

    (1) Family Member means the Participant's natural or adopted child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, sister-in-law, nephew or niece (including by adoption) and any person sharing the Participant's household (other than a tenant or employee); and

    (2) Family Entity means any trust in which the Participant has more than a 50% beneficial interest and any entity in which the Participant and/or a Family Member owns more than 50% of the voting interests.

  (vi) No Cash Consideration for Awards. Awards may be granted for no cash consideration, or for such minimal cash consideration as the Committee may specify, or as may be required by applicable law.

  (vii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards. Performance Awards and Awards which are not Performance Awards may be granted to the same Participant.

  (viii) Forms Of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

  (ix) Term of Awards. Except as provided in Sections 6(a)(ii) or 6(a)(iv), the term of each Award shall be for such period as may be determined by the Committee.

  (x) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Unrestricted certificates representing Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock, Restricted Stock Units or any other relevant Award promptly after such related Shares shall become Released Securities.

SECTION 7.    Amendment and Termination of Awards.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the following shall apply to all Awards.

(a)    Amendments to Awards.    Subject to Section 6(b)(i), the Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, cancel or terminate, any Award heretofore granted without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that no such amendment, alteration, suspension, discontinuance, cancellation or termination that would be adverse to the holder of such Award may be made without such holder's consent. Notwithstanding the foregoing, the Committee shall not amend any outstanding Option to change the exercise price thereof to any price that is lower than the original exercise price thereof except in connection with an adjustment authorized under Section 4(c).

(b)    Adjustments of Awards Upon Certain Acquisitions.    In the event the Company or an Affiliate shall issue Substitute Awards, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Substitute Awards granted under the Plan.

(c)    Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan or an Award Agreement.

(d)    Correction of Defects, Omissions, and Inconsistencies.    The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 8.    Acceleration upon a Change of Control.    In the event of a Change of Control (as defined in Section 8(b) below) the following shall apply:

  (a)    Effect on Awards.

    (i) Options. In the event of a Change of Control, (1) all Options outstanding on the date of such Change of Control shall become immediately and fully exercisable without regard to any vesting schedule provided for in the Option.

    (ii) Restricted Stock and Restricted Stock Units. In the event of a Change of Control, all restrictions applicable to any Restricted Stock or Restricted Stock Unit shall terminate and be deemed to be fully satisfied for the entire stated restricted period of any such Award, and the total number of underlying Shares shall become Released Securities. The Participant shall immediately have the right to the prompt delivery of certificates reflecting such Released Securities.

    (iii) Dividend Equivalents. In the event of a Change of Control, the holder of any outstanding Dividend Equivalent shall be entitled to surrender such Award to the Company and to receive payment of an amount equal to the amount that would have been paid over the remaining term of the Dividend Equivalent, as determined by the Committee.

    (iv) Other Stock-Based Awards. In the event of a Change of Control, all outstanding Other Stock-Based Awards of whatever type shall become immediately vested and payable in an amount that assumes that the Awards were outstanding for the entire period stated therein, as determined by the Committee.

    (v) Performance Awards. In the event of a Change of Control, Performance Awards for all performance periods, including those not yet completed, shall immediately become fully vested and payable in accordance with the following:

      (A) Non-Financial Performance Objectives. The total amount of Performance Awards conditioned on nonfinancial Performance Objectives and those conditioned on financial performance shall be immediately payable (or exercisable or released, as the case may be) as if the Performance Objectives had been fully achieved for the entire performance period.

      (B) Financial Performance Objectives. For Performance Awards conditioned on financial Performance Objectives and payable in cash, the Committee shall determine the amount payable under such Award by taking into consideration the actual level of attainment of the Performance Objectives during that portion of the performance period that had occurred prior to the date of the Change of Control, and with respect to the part of the performance period that had not occurred prior to the date of the Change of Control, the Committee shall determine an anticipated level of attainment taking into consideration available historical data and the last projections made by the Company's Chief Financial Officer prior to the Change of Control. The amount payable shall be the present value of the amount so determined by the Committee discounted using a factor that is the Prime Rate as established by Chase Manhattan Bank, N.A. as of the date of the Change of Control.

    (vi) Determination Final. The Committee's determination of amounts payable under this Section 8(a) shall be final. Except as otherwise provided in Section 8(a)(1), any amounts due under this Section 8(a) shall be paid to Participants within 30 days after such Change of Control.

    (vii) Exclusion. The provisions of this Section 8(a) shall not be applicable to any Award granted to a Participant if any Change of Control results from such Participant's beneficial ownership (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) of Shares or other Company common stock or Company voting securities.

  (b)    Change of Control Defined.    "A Change of Control" shall be deemed to have occurred if:

    (i) there is an acquisition, in any one transaction or a series of transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13(d)(3) promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

    (ii) individuals who, as of December 3, 2001, constitute the Board (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to December 3, 2001 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14(a)(11) or Regulation 14A promulgated under the Exchange Act); or

    (iii) there occurs either (A) the consummation of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or (B) an approval by the stockholders of the Company of a complete liquidation of dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

SECTION 9.    Amendment and Termination of the Plan.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan, including without limitation any such action to correct any defect, supply any omission or reconcile any inconsistency in the Plan, without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or Person; provided that any such amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award heretofore granted shall not be effective without the approval of the affected Participant(s); and provided further, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation or termination shall be made that would increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof.

SECTION 10.    General Provisions

(a)    No Rights to Awards.    No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)    Withholding.    The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(c)    No Limit on Other Compensation Agreements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

(d)    No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e)    Governing Law.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable Federal law.

(f)    Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(g)    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be that of an unsecured general creditor of the Company or any Affiliate.

(h)    No Fractional Shares.    No fractional Share shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i)    Headings.    Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 11.    Effective Date of the Plan.

The Plan shall be effective as of the date of its approval by the sole stockholder of the Company.

SECTION 12.    Term of the Plan.

No Award shall be granted under the Plan after November 30, 2011. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee hereunder to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

SECTION 13.    Participants Subject to Section 162(m).

(a)    Applicability.    The provisions of this Section 13 shall be applicable to all Covered Awards. Covered Awards shall be made subject to the achievement of one or more preestablished Performance Goals, in accordance with procedures to be established by the Committee from time to time. Notwithstanding any provision of the Plan to the contrary, the Committee shall not, other than upon a Change of Control, have discretion to waive or amend such Performance Goals or to, except as provided in Section 4(c), increase the number of Shares subject to Covered Awards or the amount payable pursuant to Covered Awards after the Performance Goals have been established; provided, however, that the Committee may, in its sole discretion, reduce the number of Shares subject to Covered Awards or the amount which would otherwise be payable pursuant to Covered Awards; and provided, further, that the provisions of Section 8 shall override any contrary provision of this Section 13.

(b)    Certification.    No shares shall be delivered and no payment shall be made pursuant to a Covered Award unless and until the Committee shall have certified in writing that the applicable Performance Goals have been attained.

(c)    Procedures.    The Committee may from time to time establish procedures pursuant to which Covered Employees will be permitted or required to defer receipt of amounts payable under Awards made under the Plan.

(d)    Committee.    Notwithstanding any other provision of the Plan, for all purposes involving Covered Awards, the Committee shall consist of at least two members of the Board of Directors, each of whom is an "outside director" within the meaning of Section 162(m).

Effective as of November 30, 2001

Appendix B

Imagistics International Inc.

Key Employees' Incentive Plan

1.    Purpose of the Plan.    The Imagistics Key Employees' Incentive Plan (the "Plan") is designed to provide additional incentives for key employees of Imagistics International Inc. (the "Company") and its subsidiaries and affiliates by the making awards of performance-based incentive compensation. Such awards will be designed to retain or attract, and to provide additional incentive to, key employees, having regard for their individual potential, location, contributions to the Company and other appropriate considerations.

2.    Administration of the Plan.

  (a)    The Committee.    The Plan shall be administered by a committee (the "Committee") which shall consist of members of the Board of Directors of the Company (the "Board"), each of who qualifies as a "disinterested person" within the meaning of Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") (directors meeting both such requirements being hereinafter referred to as "Qualified Directors"), which Committee shall be composed of not less than the minimum number of Qualified Directors from time to time required by Rule 16b-3 or Section 162(m). The Committee shall have full authority to establish rules for the administration of the Plan and to make administrative decisions regarding the Plan or awards hereunder. The Committee may delegate its functions hereunder to the extent consistent with applicable law.

  (b)    Determination Binding.    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any award, or any award agreement or certificate shall be with and in the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all persons, including the Company, any affiliate, any participant, any holder or beneficiary of any award, and any employee of the Company or of any affiliate.

3.    Awards.

  (a)    Determination of Participation and Award Amounts.    The Committee will determine participants in the Plan and the terms and amounts of each participant's minimum, target and maximum award opportunities hereunder.

  (b)    Award Types.    Awards may be in the form of Annual Incentives or cash incentive units ("CIUs"), each as defined below, or any combination of them as may, in the judgment of the Committee be best calculated to further the purposes of the Plan.

    (i) Annual Incentives shall be awards in the form of annual cash payments of specified percentages of base salary, which are paid based upon the achievement of pre-established annual corporate, unit and/or individual performance objectives.

    (ii) CIUs represent a right to receive cash, the receipt and amount of which are entirely contingent upon the extent to which specified performance criteria are achieved during a related three year period.

  (c)    Earning Awards.    Awards shall be paid hereunder to the extent the Company and participant achieve Performance Goals as specified by the Committee consistent with Section 9(c). Each participant's award opportunity shall be computed based upon a percentage of such participant's annual base salary and shall be denominated in cash in a proportion as determined by the Committee. Each award agreement will identify the minimum, target and maximum levels of performance required for payment of the related award.

  (d)    Award Period.    The Committee shall fix the period during which performance is to be measured and the time at which the value of the Annual Incentives or the CIUs are to be paid.

4.    Participants.    Nothing in the Plan shall prevent a participant from being included in any other employee benefit or stock option or purchase plan of the Company or its affiliates, or from receiving any compensation provided by them. Neither the Plan nor any action taken thereunder shall be understood as giving any person any right to be retained in the employ of the Company or any subsidiary or affiliate, nor shall any person (including participants in a prior year) be entitled as of right to be selected as a participant in the Plan any subsequent year.

5.    Amendment/Termination of Plan.    The Committee may amend, suspend, or terminate the Plan in whole or in part at any time; provided, however, that if in the judgment of the Committee such amendment or other action would have a material effect on the Plan, such amendment or other action must be taken by the Board. No amendment that would materially increase the cost of the Plan shall be made effective unless approved by the shareholders of the Company; provided, however, that this Plan may not be amended, suspended or terminated from and after the date of a Change of Control (as hereinafter defined) or in anticipation of a Change of Control so as to reduce or otherwise adversely affect the benefits under outstanding awards to which participants in the Plan would be entitled upon a Change of Control.

6.    Change of Control.

  (a)    Awards.    Except as the Committee may otherwise provide in any award agreement, upon a Change of Control all awards hereunder shall be paid as soon as practicable following the Change in Control in an amount equal to the value of the target award for the relevant performance period in which the Change of Control occurs, multiplied by a fraction, the numerator of which is the number of months (including partial months) in the period beginning on the first day of the relevant performance period and ending on the date of the Change of Control, and the denominator of which is the number of months in such performance period.

  (b)    Change of Control.    For purposes of this Plan, a "Change of Control" shall be deemed to have occurred if:

    (i) There is an acquisition, in any one transaction or a series of transactions (other than from the Company), by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50 percent of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

    (ii) Individuals who, as of December 3, 2001, constitute the Board (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to December 3, 2001 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

    (iii) There occurs either (x) the consummation of a reorganization, merger or consolidation, in each case, with respect to which the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, represent, either by remaining outstanding or being converted into securities of the resulting corporation, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or (y) an approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

  (c)    Legal Fees.    Any right to a payment as provided in this Section 6(a) shall be a contract right of the executives as herein described, enforceable against the Company, its assigns and successors. Upon and following the occurrence of a Change of Control, any decision rendered pursuant to this Section 6 may be contested by any claimant, and the Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which a claimant may reasonably incur as a result of any contest, provided the claimant substantially prevails in the outcome thereof.

7.    Termination of Employment; Transfer Restrictions.

  (a) Except as otherwise provided by the Committee, if a participant's employment with the Company terminates due to death, disability or, if participant is not less than 55 years of age, retirement, the participant or his beneficiary, as the case may be, shall be paid as soon as practicable following the date of termination an amount equal to the value of the target award for the relevant performance period in which the termination occurs, multiplied by a fraction, the numerator of which is the number of months (including partial months) in the period beginning on the first day of the relevant performance period and ending with the date as of which the participant's employment with the Company so terminated, and the denominator of which is the is the number of months in such performance period.

  (b) Except as otherwise provided by the Committee, if a participant's employment with the Company is terminated for any other reason, the participant's right to the payment of an award and all other rights under this Plan will be forfeited, and no amount will be paid or payable hereunder to or in respect of such participant.

  (c) No award, and no right under any award shall be assignable, alienable, saleable, or transferable by a participant other than by will or by the laws of descent and distribution. Each award, and each right under any award, shall be issuable or payable only to the participant, or, if permissible under applicable law, to the participant's guardian or legal representative and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any affiliate.

8.    Effectiveness.    The Plan shall become effective on the date it is initially approved by the sole stockholder of the Company (the "Effective Date").

9.    Criteria.

  (a)    Covered Employees.    The provisions of this Section 9 shall be applicable to awards under the Plan to "Covered Employees" if the Committee so provides at the time of grant (such awards being referred to as "Covered Awards"). For purposes of this Section 9, "Covered Employees" means participants in the Plan who are designated by the Committee prior to the grant of an award hereunder who are, or are expected to be at the time taxable income will be realized with respect to the award, "covered employees" within the meaning of Section 162(m) of the Code.

  (b)    Determinations.    Covered Awards shall be made subject to the achievement of one or more pre-established Performance Goals (as defined below), in accordance with procedures to be established by the Committee from time to time. Notwithstanding any provision of the Plan to the contrary, the Committee shall not have discretion to waive or amend such Performance Goals or to increase the amount payable pursuant to Covered Awards after the Performance Goals have been established; provided, however, that the Committee may, in its sole discretion, reduce the amount that would otherwise be payable with respect to any Covered Award, and provided, further, that the provisions of Section 6 shall override any contrary provision of this Section 9.

  (c)    Performance Goals.    "Performance Goals" under the Plan will be one or more objective performance goals, established by the Committee at the time a grant is made, and based upon the attainment of targets for one or any combination of the following criteria; (i) net income; (ii) earnings before income taxes; (iii) earnings per share; (iv) return on shareholders' equity; (v) expense management; (vi) profitability of an identifiable business unit or product; (vii) revenue growth; (viii) earnings growth; (ix) shareholder return; (x) cash flow; (xi) return on assets; (xii) pretax operating income; (xiii) net economic profit (operating earnings minus a charge for capital); (xiv) customer satisfaction; (xv) provider satisfaction; (xvi) employee satisfaction; (xvii) quality of networks; or (xviii) strategic innovation. Performance Goals also may consist of attainment of specified levels of Company performance, based upon one or more of the criteria described above relative to prior periods of the performance of other corporations. Performance Goals will be set by the Committee within any time period required to ensure deductibility under the Code.

  (d)    Written Certification; Maximum Annual Award.    No payment shall be made pursuant to a Covered Award unless and until the Committee shall have certified in writing that the applicable Performance Goals have been attained. The maximum amount payable pursuant to Covered Awards to a particular Covered Employee for any fiscal year of the Company shall be $5 million.

  (e)    Deferrals.    The Committee may from time to time establish procedures pursuant to which Covered Employees will be permitted or required to defer receipt of awards under the Plan.

  (f)    Composition of Committee.    Notwithstanding any other provision of the Plan, for all purposes involving Covered Awards, the Committee shall consist of at least two members of the Board, each of whom is an "outside director" within the meaning of Section 162(m).

Effective as of November 30, 2001

Appendix C

Imagistics International Inc.

Employee Stock Purchase Plan

1.
Introduction

The Imagistics International Inc. Employee Stock Purchase Plan (the "Plan") is designed to provide Eligible Employees with the opportunity to own common stock ("Common Stock") in Imagistics International Inc. (the "Company") through a payroll-deduction based employee stock purchase plan, thereby stimulating Eligible Employees' interest in the growth and prosperity of the Company.

The Plan is intended to be a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, and the Plan shall be construed in accordance with such purpose.

2.
Eligible Employees

An "Eligible Employee" is any person (i) who is an employee of Imagistics International Inc. or a U.S. subsidiary of the Company designated as a "participating subsidiary" by the Committee (each such entity being referred to as a "Participating Employer"), and (ii) who is customarily employed for at least twenty (20) hours a week as of the Initial Payroll Deduction Date (as defined below). An Eligible Employee shall be eligible to purchase Common Stock under this Plan in accordance with the terms of the Plan.

Any provision of this Plan to the contrary notwithstanding, no otherwise Eligible Employee shall be granted a Purchase Right under this Plan:

  (a) if, immediately after the grant such Eligible Employee would own shares and/or hold outstanding Purchase Rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the company or any subsidiary of the Company; or

  (b) that permits the Eligible Employee to purchase more than $25,000 worth of Common Stock (or such greater amount as may be then permitted by Section 423, or any successor provision, of the Code), based on the Fair Market Value of the Shares determined at the time such Purchase Right is granted, for each calendar year in which such Purchase Rights are outstanding under all employee stock purchase plans of the Company and its subsidiaries; or

  (c) that permits the Eligible Employee to purchase more than 1,500 shares during any Offering Period.

An Eligible Employee who elects to participate as provided in Paragraph 4 shall be a referred to as a "Participant".

3.
Offering

While the Plan is in effect, two Offering Periods shall commence in each calendar year, unless otherwise determined by the Committee. The Offering Periods shall consist of the six-month periods commencing on each January 1 and July 1, except that the first offering period shall, unless otherwise determined by the Committee, commence on July 1, 2002 and extend through December 31, 2002. The first day of the Offering Period shall be known as the "Offering Date".

For each Offering Period, the last business day of the term of the Offering Period shall be the date of exercise (the "Purchase Date") unless the Committee determines otherwise. For each Offering, the purchase price per share of stock (the "Purchase Price" or "Exercise Price") will be the lower of the average of the high and low price of the Common Stock on the New York Stock Exchange (the

"Average Price") on (i) the Offering Date or (ii) the Purchase Date, less fifteen percent (15%) (the "Discount"). Notwithstanding the foregoing, the Committee may determine in its discretion and in advance of the commencement of the Offering Period that a smaller Discount shall apply. In no event shall the Committee determine a Purchase Price that is less than the lowest price that employee stock purchase plans are permitted to establish under Section 423 (or any successor provision) of the Code nor shall a Purchase Right granted under this Plan be exercisable for a period of time longer than that permitted under Section 423 (or any successor provision) of the Code.

The Committee shall in its discretion determine the terms and conditions under which each Offering shall be made and shall authorize and determine in advance of the Offering the aggregate number of shares of Common Stock that may be issued pursuant to each Offering. The Committee shall determine the exact number of shares of Common Stock utilized in each Offering and shall report such information to the Treasurer or his or her delegate. The terms of such Offering shall comply in all respects with Section 423 of the Code, including the Purchase Price and the duration of the exercise period for such Offering.

Notice of each Offering will be given to Eligible Employees with full details as to the aggregate number of shares offered, the Purchase Price per share for the Offering, the restrictions on the maximum number of shares purchasable by the Participant with respect to each Offering Period, the amount of payroll deductions to be made, and any pro rata reduction required in accordance with Paragraph 5.

Under the terms of this Plan, all Eligible Employees granted a Purchase Right pursuant to an Offering shall have the same rights and privileges with respect to such Purchase Right, except that the number of shares of Common Stock that may be purchased by any Eligible Employee will be based on his or her total Payroll Deductions during the Offering Period.

4.
Payroll Deductions; Purchase of Common Stock

An Eligible Employee may become a Participant in the Plan by filing on or before the Offering Date of an Offering a completed Stock Purchase form provided by the Company (i) authorizing Payroll Deductions (as described herein) and (ii) subscribing to purchase that number of shares of Common Stock purchasable based on the total Payroll Deductions deducted with respect to the Offering Period and the Purchase Price determined in accordance with Paragraph 3. Any such Stock Purchase form pursuant to this Paragraph 4 shall remain in effect for subsequent Offerings unless such Participant completes and files a new Stock Purchase form and Payroll Deduction authorization, which shall be applied only to future Offerings. A Participant may cancel his participation in any Offering in accordance with Paragraph 8.

  (a) Eligible Employees may elect to authorize their Participating Employer to make Payroll Deductions from Compensation in terms of either whole percentage amounts or whole dollar amounts (subject to any minimum percentage or dollar amount per payroll period that the Committee shall establish); provided, however, that no Payroll Deduction for any Offering Period shall exceed ten percent (10%) percent of a Participant's Compensation during the period that begins on the Offering Date and ends on the Purchase Date.

"Compensation" shall mean a Participant's base salary earnings for the Offering Period, except that, with respect to Participants paid partially or entirely on commission, "Compensation" shall mean such Participant's Average Benefit Base Rate of compensation for the Offering Period. "Average Benefit Base Rate" shall equal an amount, determined by taking the prior year's year regular earnings from January 1 through August 31 of such year, plus commissions for the same period, divided by 8 and multiplied by the number of months in the Offering Period.

  (b) Unless the Committee shall specify otherwise, deductions shall begin in the first pay period commencing after the Offering Date (the "Initial Payroll Deduction Date"). All Payroll Deductions may be used by the Company for general corporate purposes. A separate bookkeeping account

  ("Book Account") shall be maintained by the Company for each Participant, and the amount of each Participant's Payroll Deductions shall be credited to such account. Except as provided in Paragraph 9, no interest shall be paid on the balance of the Employee's Book Account. Payroll Deductions shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

  (c) Unless the Committee shall specify otherwise, each Participant will be granted an allotment for the number of shares of Common Stock which are purchasable, computed as the aggregate Payroll Deduction designated by such Participant on such Participant's Stock Purchase form to be deducted during the term of the Offering divided by the Purchase Price (determined in accordance with Paragraph 3), subject to the provisions of Paragraph 5 below.

  (d) Unless an Employee, in accordance with Paragraph 8, exercises his right to cancel and withdraw his Book Account in cash, the amount of an Employee's Book Account shall automatically be used to exercise his Purchase Right on the Purchase Date. The Employee's Purchase Right will be exercised, in purchases of whole shares (and any fractional remaining portion of a share) of Common Stock, to the extent of the amount in the Employee's Book Account.

  (e) Any Payroll Deductions not applied to the purchase of shares of Common Stock by reason of the limitation on the maximum number of Shares purchasable by an Employee on the Purchase Date shall be promptly returned in cash to the Employee without interest.

  (f) If a Participant Disposes of Shares acquired under this Plan prior to having held such Shares for a twelve (12) month period from the Purchase Date, then the Participant shall be ineligible to purchase additional shares under any Offering in effect as of the date of disposition, any Payroll Deductions taken with respect to the Offering Period for such Offering shall be returned in accordance subparagraph (e), and the Participant shall further be ineligible to participate in the purchase of Shares during the next succeeding Offering Period.

5.
Oversubscriptions

In the event the number of shares for which subscriptions are received exceeds the number of shares offered as determined under Paragraph 3, the number of shares allotted to each Participant will be proportionately reduced.

6.
Rights as a Stockholder

A Participant will have none of the rights or privileges of a stockholder of the Company until the full purchase price of such Participant's shares has been paid and such shares of Common Stock have been issued to the Participant and recorded in the books of the Company (or its transfer agent).

7.
Issuance of Stock

Unless a Participant cancels such Participant's Purchase Right as provided below, it will be exercised and become an obligation to take the shares of Common Stock as of the Purchase Date. Within a reasonable time after the Purchase Date, the number of shares purchased by a Participant, determined as provided in Paragraph 4, will be credited to such Participant.

The Committee, in its discretion, may impose restrictions on the transferability of shares of Common Stock acquired pursuant to this Plan, and may cause to be placed on all stock certificates, other evidences of ownership, legends or other indicators setting forth any such restrictions on transferability instructing the transfer agent to notify the Company of any transfer of such shares, and may require that any shares acquired pursuant to the Plan be held in the Participants' Book Accounts until the expiration of any restrictions. Such restrictions, if any, shall apply uniformly to all Participants with respect to any Offering.

8.
Right to Cancel

Prior to the start of the last calendar month of an Offering Period, or prior to such other date as the Committee shall determine, a Participant may cancel all or any part of such Participant's right to purchase with respect to such Offering Period by filing a notice of cancellation with the Company. Promptly after the Company's receipt of such notice, the Participant will receive the Payroll Deductions then credited to his Book Account, without interest thereon. Rights to purchase which have been canceled pursuant to this Paragraph may not be reinstated at a later date. However, the Participant may participate with respect to future Offerings, provided he remains an Eligible Employee.

9.
Termination of Employment

If a Participant (i) dies, (ii) retires on or after reaching age 55 with 10 years of service, or (iii) terminates due to disability (as defined in the Company's long-term disability plan) prior to such Participant's final Payroll Deduction for an Offering, such Participant or such Participant's legal representative may, within a period of three (3) months following the Participant's death or retirement either:

  (a) cancel such Participant's Purchase Right and request payment in cash of the entire amount which has been deducted under the Plan plus interest as computed below, or

  (b) receive the number of full shares of Common Stock which the Payroll Deductions will purchase, at the Purchase Price, and receive the balance, if any, in cash.

Notice of choice between (a) and (b) above shall be given to the Company in writing and if such notice is not received within the prescribed period, the Company shall act in accordance with (a) above.

If a Participant's employment is otherwise terminated, such Participant's only right will be to receive in cash the amount which has been deducted under the Plan, together with interest, calculated at the average passbook rate (or such other rate as the Committee shall determine), on the average balance of Payroll Deductions credited to such Participant's Book Account during the Offering Period up to the Participant's termination date.

A Participant who remains an employee, but whose name is temporarily taken off the payroll because of leave of absence, temporary disability, temporary layoff, military service or for service with another organization to the mutual benefit of the Company and the employee, may cancel such Participant's right to purchase and receive the amounts accumulated to such Participant's credit, or if required by law or permitted by the Committee make special arrangements to continue payments or to suspend them.

10.
Designation of Beneficiary.

  (a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any from the Participant's Book Account under the Plan in the event of such Participant's death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Book Account under the Plan in the event of such Participant's death during an Offering.

  (b) The Participant may change such beneficiary designation at any time by written notice to the Committee. In the event of the death of the Participant and in the absence of a validly designated, surviving, beneficiary under the Plan, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if none has been appointed, then to the surviving spouse of the Participant or, if none, to such other person as the Company may designate.

11.
Rights not Transferable

No right under this Plan, other than stock issued pursuant to the terms of the Plan not otherwise subject to restrictions on transfer ("Released Stock"), shall be assignable, alienable, saleable, or transferable by a Participant other than by will or by the laws of descent and distribution. Each right under this Plan shall be exercisable during the Participant's lifetime only by the Participant, or, if permissible under applicable law, by the Participant's guardian or legal representative. No right hereunder (other than Released Stock) may be pledged, alienated, attached, or otherwise encumbered and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any affiliate.

12.
Administration

The Plan shall be administered by the Executive Compensation and Development Committee (the "Committee") designated by the Board of Directors of the Company to administer the Plan, which committee shall be composed of persons then serving as Directors of the Company. The Committee shall have full authority to:

  (i) determine when and how Purchase Rights shall be granted and the provisions of each Offering of such Purchase Rights;

  (ii) designate from time to time which subsidiaries of the Company shall be eligible to participate in the Plan;

  (iii) construe and interpret the Plan and Purchase Rights granted under the Plan;

  (iv) establish rules for the administration of the Plan and make administrative decisions regarding the Plan; and

  (v) remedy any defect, or omission or inconsistency in the Plan in a manner and to the extent necessary or expedient to make the Plan fully effective.

All designations, determinations, interpretations, and other decisions made by the Committee under or with respect to the Plan shall be final, conclusive, and binding upon all persons, including the Company, any affiliate, any Participant, any holder or beneficiary of any right of participation, and any employee of the Company or of any affiliate.

The Committee may delegate any one or more of its administrative functions (other than those set forth in (i) and (ii) above) to any individual(s) of its choice, in which case the use of the term "Committee" when used in reference to such functions under the Plan shall refer to such delegatee.

13.
Adjustment Upon Changes in Securities; Corporate Transactions.

  (a) In the event a stock dividend, extraordinary cash dividend, spin-off, split-up, combination, exchange of shares, merger, consolidation, reorganization, recapitalization, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust the maximum number of shares available under the Plan, the number and kind of shares subject to outstanding rights to purchase, and the terms relating to the purchase price with respect to such outstanding rights and take such other actions as the Committee, in its opinion, deems appropriate under the circumstances.

  (b) In the event of a Corporate Transaction, then (i) any surviving or acquiring entity may continue or assume the Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring entity does not assume such Purchase Rights or substitute similar rights for Purchase Rights outstanding under the Plan, then the Participants' accumulated Payroll Deductions shall be used to purchase shares of Common Stock immediately prior to the Corporate Transaction under the then ongoing Offering, and the Participants' Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

14.
Amendment or Termination

The Board of Directors of the Company may, from time to time amend, suspend or discontinue this Plan for the purpose of meeting any changes in legal requirements or for any other purpose permitted by law; provided however that shareholder approval will be required for any amendment that (i) increases the number of shares of Common Stock that can be issued under the Plan (except for any adjustment authorized in Paragraph 13(a), or (ii) changes the corporations whose employees may be offered Purchase Rights under the Plan (except for changes authorized in Paragraph 2(i)). The Committee may also amend or alter the Plan from time to time in a manner not inconsistent with the Board's power to amend, suspend or discontinue the Plan.

15.
Shares of Common Stock Subject to the Plan; Shareholder Approval

  (a) The number of shares of Common Stock that may be purchased through the exercise of Purchase Rights under the Plan shall not exceed One Million (1,000,000) shares. The shares subject to purchase under the Plan may consist, in whole or in part, of authorized but unissued shares, not reserved for any other purpose, or shares acquired by the Plan Administrator in the market. If any Purchase Right or portion thereof terminates for any reason without being exercised, then the shares not purchased under such Purchase Right shall again become available for issuance under the Plan.

  (b) The Plan will be submitted for the approval of the Company's shareholders within twelve (12) months before or after the Effective Date. No Purchase Rights may be exercised prior to such shareholder approval. If Company shareholders do not grant such approval, this Plan shall be rendered void and without effect and any Payroll Deductions collected from Participants shall be refunded.

16.
Definitions

Whenever used herein, the following terms shall have the respective meanings set forth below:

"Board" means the Board of Directors of the Company. Any power reserved to the Board hereunder may be exercised by the Committee or by any other duly authorized committee of the Board that the Board may designate from time to time.

"Committee" means the Executive Compensation and Development Committee, or a successor committee, appointed by the Board in accordance with Paragraph 12.

"Company" means Imagistics International Inc. and any successor thereto.

"Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions of any one or more of the following events:

  (i) a sale, lease, license or other disposition of all or substantially all of the assets of the Company;

  (ii) a sale or other disposition of more than 50% of the outstanding securities of the Company;

  (iii) a merger, consolidation or similar transaction following which the Company is the surviving corporation, but the shares of Common Stock outstanding immediately preceding such transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of cash, securities, or otherwise; or

  (iv) a merger, consolidation or similar transaction following which the Company is not the surviving corporation.

"Disposes" means, for purposes of Paragraph 4(f), any sale or disposition of Shares or, unless otherwise determined by the Plan Administrator, the withdrawal of Shares from the Book Account maintained for a Participant by the Plan Administrator.

"Effective Date" means July 1, 2002.

"Fair Market Value" means, on any date, the average of the high and the low price of a share of Common Stock as reported on the New York Stock Exchange, or any other established stock exchange on which the Common Stock is traded.

"Offering" means the grant to Eligible Employees of Purchase Rights to purchase shares of Common Stock under the Plan.

"Offering Date" means the date selected by the Committee for an Offering to commence, which unless otherwise specified by the Committee shall be January 1 and July 1 of each year. The Offering Date shall be the date on which the Purchase Right is granted in accordance with Treasury Regulation Section 1.421-7(c)(1).

"Plan Administrator" means the Committee, unless the Committee has delegated the particular administrative function to another person in accordance with Paragraph 12, in which case "Plan Administrator" shall refer to that person as regards that particular function.

"Purchase Date" means the date on which Purchase Rights granted under the Plan shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

"Purchase Right" means a right to purchase shares of Common Stock granted pursuant to the Plan.

Dated as of March 20, 2002

Appendix D

Imagistics International Inc.

Charter of the Audit Committee

(as amended January 8, 2002)

I.
Purpose

The Audit Committee is appointed by the Board of Directors of Imagistics International Inc. (the "Company") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the Company's financial reporting standards and systems of internal controls regarding finance, accounting and legal compliance.

  •
  Recommend to the Board of Directors for stockholder approval independent auditors to conduct the annual audit.

  •
  Monitor the independence, performance and scope of examination of the Company's independent external auditors.

  •
  Provide an avenue of communication among the Company's independent external auditors, management and the Board of Directors.

  •
  Review the quarterly and annual financial statements and the annual audit report.

The Company's independent external auditors should promptly consult with the Chair of the Audit Committee if, at any time, any material concern or matter arises which has not been promptly or appropriately addressed by the management of the Company or which involves any illegal act or conflict of interest or self-dealing on the part of the Company's senior management.

The Company's independent external auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee has the authority to conduct any investigation appropriate to fulfill its responsibilities and has direct access to the independent external auditors as well as anyone in the organization. The Audit Committee may retain, at the Company's expense, such special legal, accounting or other consultants or experts as it deems necessary in the performance of its duties.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent external auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent external auditors or to assure compliance with laws and regulations. Members of the Audit Committee shall not be deemed to have accepted a duty of care that is greater than the duty of the Directors generally.

The Chairman of the Board shall provide the Audit Committee with all of the resources, both internal and external, which the Audit Committee deems necessary or advisable to meet its duties and responsibilities and carry out its function.

II.
Composition and Meetings

The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall meet the independence and financial literacy requirements of the New York Stock Exchange, as the Board of Directors is permitted to interpret such requirements in its business judgment. At least one member of the Audit Committee shall have finance, accounting or related financial management expertise as required by the NYSE, as the Board of Directors is permitted to interpret such requirements in its business judgment.

Audit Committee members shall be appointed by the Board of Directors. The Audit Committee Chair shall be rotated among members periodically at the discretion of the Board of Directors. The immediate past chair will continue as a member of the Audit Committee for at least one year to ensure an orderly transition. If an Audit Committee Chair is not designated or present at a meeting, the members of the Audit Committee may designate a Chair for such meeting by majority vote.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the independent external auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

III.
Responsibilities and Duties

In discharging its duties, the Audit Committee shall:

Review Procedures

  1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

  2. Review the Company's annual audited financial statements and related footnotes and discuss with management and the independent external auditors any significant issues regarding accounting principles, practices and judgments reflected therein prior to any public release, filing or distribution.

  3. In consultation with management and the independent external auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent external auditors together with management's responses and the status of management's response to previous recommendations.

  4. The Audit Committee Chairman, or in his absence another member of the Audit Committee designated by the Chairman, shall review with management and independent external auditors the Company's quarterly financial results prior to the public release thereof and/or the company's quarterly financial statements prior to any public release, filing or distribution.

  5. Review and recommend to the Board of Directors approval of the Company's Annual Report on Form 10-K.

  6. Review and discuss any significant changes in the Company's accounting principles and practices and any items required to be communicated by the independent external auditors in accordance with Statements of Auditing Standards 61 and 71, as amended from time to time.

  7. Review financial and accounting organizational structure.

Independent Auditors

  8. Review the independence and performance of the independent external auditors and annually recommend to the Board of Directors the appointment of the independent external auditors or approve any discharge of independent external auditors when circumstances warrant.

  9. Approve the audit fees and other significant compensation to be paid to the independent external auditors.

  10. On at least an annual basis, ensure that the independent external auditors submit a formal written statement delineating all of their relationships with the Company. Review and discuss with the independent external auditors all significant relationships they have with the Company that could impair their independence and, when warranted, recommend appropriate action to the Board of Directors.

  11. Review and discuss the independent external auditors' audit plan with regard to its scope, staffing, locations, reliance upon management and general audit approach.

  12. Consider and discuss with management the independent external auditors' judgments about the quality and appropriateness of the Company's accounting principles and underlying estimates used to prepare the Company's financial statements, the clarity of the Company's financial disclosure and whether the Company's accounting principles are common practices or minority practices.

Legal Compliance

  13. Review corporate policies relating to compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct or fraud.

  14. Review significant cases of employee conflict of interest, misconduct or fraud.

  15. Review in-house procedures for oversight of officers' expenses and perquisites.

  16. On at least an annual basis, meet with the Company's General Counsel to discuss any legal matters that could have a significant impact on the financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

  17. Annually prepare a report to shareholders as required by the SEC, to be included in the Company's annual proxy statement.

  18. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

  19. Maintain minutes of the Audit Committee's meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

  20. Periodically perform a self-assessment of Audit Committee performance.

IMAGISTICS INTERNATIONAL INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
DIRECTION TO T. ROWE PRICE TRUST COMPANY, TRUSTEE
DIRECTION TO MERRILL LYNCH TRUST COMPANY, TRUSTEE
Annual Meeting of Stockholders—May 14, 2002

Marc C. Breslawsky and Ira D. Hall, or any of them, with power of substitution, are hereby appointed proxies of the undersigned to vote all common stock of Imagistics International Inc. owned by the undersigned at the annual meeting of stockholders to be held in Trumbull, Connecticut on May 14, 2002, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting, upon such business as may properly come before the meeting, including the items as specified on the reverse side.

The undersigned, if a participant in the Imagistics International Inc. 401(k) Plan (the "Imagistics Plan") and/or the Pitney Bowes Inc. Deferred Compensation Plan (the "PBI Plan"), directs T. Rowe Price Trust Company, Trustee and/or Merrill Lynch Trust Company, Trustee, as the case may be, to vote all Imagistics common stock allocated to his or her account, as indicated on the reverse side, at the annual meeting of stockholders to be held in Trumbull, Connecticut, on May 14, 2001, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting, upon such business as may properly come before the meeting, including items as specified on the reverse side.

All shares of common stock registered in your name and/or held for your benefit in the plans described above are shown on this card. The shares represented hereby will be voted in accordance with the directions given by the stockholder. If a properly signed proxy is returned without choices marked, and if not otherwise directed, the shares represented by this proxy registered in your name will be voted FOR Items 1, 2, 3, 4 and 5. If a properly signed direction card regarding Imagistics Plan shares is returned without choices marked, and if not otherwise directed, the shares represented by the voting direction card will be voted, with respect to Items 1 through 5, at the direction of the Imagistics employee benefits committee. If a properly signed direction card regarding PBI Plan shares is returned without choices marked, and if not otherwise directed, the shares represented by the voting direction card will be voted, with respect to Items 1 through 5, in the same proportion indicated by the voting instructions given by participants in the PBI Plan.

In their discretion, the Proxies and/or the Trustee(s), as the case may be, are authorized to vote upon such other business as may properly come before the meeting, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting. Please mark, date and sign, and return promptly this proxy in the enclosed envelope, which requires no postage if mailed in the U.S.A., or vote via telephone or Internet as described below.

(Continued, and to be signed, on the other side)

FOLD AND DETACH HERE

IMAGISTICS INTERNATIONAL INC.

YOUR VOTE IS IMPORTANT!

  You can vote in one of three ways:

  1. Log on the Internet and go to the web site http://www.eproxyvote.com/igi

  2. Call toll free 1-877-PRX-VOTE (1-877-779-8683) from the U.S. and Canada on a Touch Tone telephone.

  3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

BRING THIS ADMISSION TICKET
WITH YOU IF ATTENDING
THE MEETING

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR Items 2, 3, 4 and 5.

Directors Recommend a Vote FOR Items 1, 2, 3, 4 and 5.

Item 1.	Election of Directors—Nominees:
Marc C. Breslawsky Michael J. Critelli Craig R. Smith
☐ FOR ALL NOMINEES
☐ WITHHELD FROM ALL NOMINEES
(Write a nominee's name in the space provided below to withhold authority to vote for that individual nominee.)

Item 2.	Approval of the 2001 Stock Plan:
☐ FOR
☐ AGAINST
☐ ABSTAIN
Item 3.	Approval of the Key Employee Incentive Plan:
☐ FOR
☐ AGAINST
☐ ABSTAIN
Item 4.	Approval of the Employee Stock Purchase Plan:
☐ FOR
☐ AGAINST
☐ ABSTAIN
Item 5.	Approval of Appointment of PricewaterhouseCoopers LLP as the Company's Independent Accountants for 2002:
☐ FOR
☐ AGAINST
☐ ABSTAIN

SPECIAL ACTION. Mark here if you plan to attend the annual meeting    ☐

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature(s)	Date

FOLD AND DETACH HERE

IMAGISTICS INTERNATIONAL INC.

Dear Stockholder:

Imagistics International Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1. To vote over the Internet:

•
Log on to the Internet and go to the web site http://www.eproxyvote.com/igi

2. To vote over the telephone 24 hours a day, 7 days a week:

•
On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683) from the U.S. and Canada.

Your telephone or Internet vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares via telephone or Internet, there is no need for you to mail back your proxy card.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

(Bring this ticket with you if attending the meeting)

                        ADMISSION TICKET

                        Annual Meeting of Stockholders
                        of Imagistics International Inc.

                        Tuesday, May 14, 2002
                        9:00 a.m. local time
                        Trumbull Marriott Hotel
                        180 Hawley Lane
                        Trumbull, Connecticut

WIGGIN & DANA LLP
400 Atlantic Street
Stamford, CT 06901
(203) 363-7600- (Phone)
(203) 363-7676—(Fax)

March 27, 2002

VIA EDGAR

Filing Desk
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Re: Imagistics International Inc. Definitive Proxy Materials

Ladies and Gentlemen:

On behalf of Imagistics International Inc. (the "Company"), I hereby attach for filing, pursuant to Rule 14a-6(b) promulgated under the Securities Exchange Act of 1934, the definitive proxy statement (and all exhibits, including the proxy card). These materials are first being mailed to stockholders March 28, 2002 in connection with the Company's annual meeting on May 14, 2002.

Please be advised that the Company will be filing an S-8 with respect to its Employee Stock Purchase Plan promptly after the date of the annual meeting. An S-8 with respect to the 2001 Stock Plan has been previously filed.

Please note that we will also be filing with the SEC in paper format the Company's Annual Report for the fiscal year ended December 31, 2001, which is included in the proxy materials being mailed to stockholders.

                        Very truly yours,

                        Michael Grundei

Attachments

QuickLinks

Imagistics International Inc. 2001 Stock Plan
Imagistics International Inc. Key Employees' Incentive Plan
Imagistics International Inc. Employee Stock Purchase Plan
Imagistics International Inc. Charter of the Audit Committee (as amended January 8, 2002)
IMAGISTICS INTERNATIONAL INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS DIRECTION TO T. ROWE PRICE TRUST COMPANY, TRUSTEE DIRECTION TO MERRILL LYNCH TRUST COMPANY, TRUSTEE Annual Meeting of Stockholders—May 14, 2002
IMAGISTICS INTERNATIONAL INC. YOUR VOTE IS IMPORTANT!
BRING THIS ADMISSION TICKET WITH YOU IF ATTENDING THE MEETING
IMAGISTICS INTERNATIONAL INC.
WIGGIN & DANA LLP 400 Atlantic Street Stamford, CT 06901 (203) 363-7600- (Phone) (203) 363-7676—(Fax)